[MMC NORILSK NICKEL LETTERHEAD]

HARMONY GOLD MINING COMPANY LIMITED
First Floor
4 The High Street
Melrose Arch, 2196
Johannesburg
South Africa



16 October 2004

IRREVOCABLE UNDERTAKING IN RESPECT OF A PROPOSAL BY HARMONY GOLD MINING COMPANY LIMITED TO ACQUIRE ALL THE SHARES IN GOLD FIELDS LTD

1      We confirm that we have been advised that -

1.1 Harmony Gold Mining Company Limited ("Harmony") wishes to make an initial and a subsequent offer ("Proposed Offer") to the shareholders ("Gold Fields Shareholders") of Gold Fields Ltd ("Gold Fields") to acquire all of their shares in Gold Fields ("Gold Fields Shares") in terms of section 440 of the Companies Act, No. 61 of 1973, as amended ("Companies Act"), in exchange for shares in Harmony; and

1.2 Our providing this letter is a condition to Harmony proceeding with the Proposed Offer; and

1.3 the terms and conditions of the Proposed Offer will be substantially the same in all material respects to the terms and conditions ("Terms and Conditions") set out in the draft announcements attached hereto ("Announcement").

2 We currently hold directly and/or indirectly 98 467 758 (Ninety eight million four hundred and sixty seven thousand seven hundred and fifty eight) Gold Fields Shares ("Specified Shares").

3      We hereby irrevocably and unconditionally -

3.1 confirm that we are the beneficial holder of the Specified Shares, are entitled to exercise all voting rights attaching to the Specified Shares and are able to transfer unencumbered title in and to the Specified Shares to Harmony;

3.2        undertake, subject to the provisions of this letter -

3.2.1 not to dispose of or in any way encumber all or any of the Specified Shares or grant any right or restriction in connection with the Specified Shares;

3.2.2 to vote all of the Specified Shares against the proposed sale by Gold Fields of its non-South African assets to IAMGold Corporation ("IAMGold");

3.2.3 not to accept the early settlement offer (as defined in the Announcement) in respect of any of the Specified Shares; and

3.2.4 provided that the Proposed Offer is subject to and made on the same terms and conditions as the Terms and Conditions, to accept the subsequent offer (as defined in the Announcement) in respect of all of the Specified Shares, in accordance with the terms of the Proposed Offer, once the approvals required from the South African Competition Authorities and the South African Reserve Bank and any other required regulatory approvals to enable the Proposed Offer to be implemented in accordance with its terms are granted without conditions the effect of which would be materially detrimental to the value of the enlarged group or are granted subject to such material conditions which we confirm to Harmony in writing are acceptable to us, which acceptance shall not be unreasonably withheld or delayed.

4 We are advised that Harmony may wish to implement the Proposed Offer by way of a scheme of arrangement in terms of section 311 of the Companies Act proposed by Harmony between Gold Fields and the Gold Fields Shareholders (other than Harmony) ("Scheme of Arrangement"). We further hereby irrevocably and unconditionally undertake, subject to the provisions of this letter, in such event, to vote all of the Specified
       Shares in favour of the Scheme of Arrangement, provided Harmony implements the Scheme of Arrangement on the Terms and Conditions, it being acknowledged and accepted that the mechanics of such implementation will differ from the mechanics of the implementation of the Proposed Offer.

5 The undertakings contained herein shall remain in full force and effect until the earliest of -

5.1        20 May 2005;

5.2        30 days  after the last of the  approvals  referred  to in  paragraph
           3.2.4 has been obtained;

5.3 the date upon which the Proposed Offer lapses as a result of the non-fulfilment of any condition precedent to which the Proposed Offer is subject; and

5.4        the date upon which the Proposed Offer is withdrawn for any reason.

6 The undertakings contained herein will lapse and no longer be of any further force or effect if -

6.1        the Proposed Offer is not made on or before 1 November 2004; or

6.2 Harmony fails to take all reasonable steps required to implement the Proposed Offer, including but not limited to calling a meeting of shareholders of Harmony, making any regulatory filings and mailing offer documentation to Gold Fields Shareholders within a reasonable time period.

7      We hereby irrevocably consent to -

7.1 the inclusion of references to the undertakings contained herein in any announcement made by Harmony and any document prepared in connection with the Proposed Offer, subject in each case to prior reasonable notice to us and our approval of any wording relating thereto, such approval not to be unreasonably withheld or delayed, provided  that if such  approval  has not  been  given  prior  to the required date of release, such wording must go no further than is necessary in order to comply with the applicable regulatory provision;

7.2 a copy of this letter being filed as an exhibit to any of Harmony's filings with the United States Securities and Exchange Commission and any other regulatory body; and

7.3 a copy of this letter being made available for inspection in accordance with regulatory requirements.

8 We note that we intend to make any required regulatory filings, including but not limited to an amendment to our Schedule 13D in respect of our holding of Gold Fields Shares, and that this letter may be filed as an exhibit to such filings.

9 We acknowledge that, prior to public disclosure of the Terms and Conditions and the existence of this letter, the contents of the undertakings contained herein and further information which may be made available to us during the process of the implementation of the Proposed Offer ("Confidential Information") comprise "inside information" within the meaning of the Insider Trading Act, No. 135 of 1998, as amended, and, accordingly, we hereby agree not to-

9.1 divulge and/or disclose the Confidential Information to any person whomsoever other than for the purposes of seeking advice from our stockbroker, banker, accountant, attorney or other professional advisor, provided that such adviser is aware of such restriction; and

9.2 derive any benefit, whether directly or indirectly, from the Confidential Information and in particular, but without limiting the generality of the aforegoing, not to deal directly or indirectly for our own account or for any other person nor to discourage or prevent another person from dealing in the securities to which the Confidential Information relates or which are likely to be affected by it.

10 All costs and expenses incurred in connection with this letter shall be paid by the party incurring such cost or expense, except to the extent that Harmony pays any costs of Gold Fields Shareholders generally, in which case such of our costs shall be for the account of Harmony.

11 The obligations set forth in this letter shall not be effective or binding upon us until such time as Harmony executes the acknowledgment and agreement set out at the end of this letter.

12     Notwithstanding the foregoing,-

12.1 nothing in this letter shall prevent us from taking any action or making any disclosure required under applicable law or regulation, including but not limited to applicable stock exchange regulations, or require us to take any action not permitted under applicable law or regulation or pursuant to any actions, proceedings, investigations or inquiries of any governmental or regulatory authority or court (whether instituted or threatened);

12.2 nothing in this letter shall create any obligation on the part of us or restrict us in the exercise and enjoyment of full rights of ownership of the Specified Shares, except as expressly provided herein;

12.3 in the event a material adverse change in the business, financial or trading position, profits or prospects of Harmony occurs after the date of this letter and such change is due to the occurrence of an act of god, force majeure, war or outbreak of hostilities or nationalization, expropriation or other expropriatory actions of a government having the same effect, MMC Norilsk Nickel ("NorNik") shall be released from its undertakings and obligations set forth in this letter.

12.4 in the event a competing offer or transaction arises (the "Competing Offer"), NorNik shall be released from its undertakings and obligations in this letter for the purpose of accepting the Competing Offer, unless Harmony shall have made a revised offer on terms and conditions at least as favourable as such Competing Offer within 10 days of the announcement of such Competing Offer, provided that (a) such Competing Offer is serious and credible and (b) the value of such Competing Offer is at least 15% greater than the value of the Proposed Offer, determined by reference to the value of Harmony Shares based on the closing price per Harmony Share on the primary market in which Harmony Shares are traded on the fifth trading day following the day on which the Competing Offer is announced and, if the Competing Offer includes publicly-traded securities, the closing price of such securities on the primary market on which such securities are traded on the fifth trading day following the day on which the Competing Offer is announced.

13 We accept no responsibility for any offer documentation or regulatory or governmental filings to be used or made by Harmony in connection with the Proposed Offer.

14 The parties agree that, save as set out in this letter, there is not and has not been any other agreement, arrangement or understanding between them with respect to the matters set forth herein.

15 This letter may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

16 The undertakings contained herein will in all respects be governed by and construed under the laws of the Republic of South Africa.

Yours faithfully

/s/ Dmitry Razumov
..................................
For and on behalf of
MMC NORILSK NICKEL
Being duly authorised hereto

Acknowledged and agreed on 16 October 2004

/s/ Bernard Swanepoel
..................................
For and on behalf of
HARMONY GOLD MINING
 COMPANY LIMITED
Being duly authorised hereto

                                                                 US ANNOUNCEMENT


PRESS RELEASE

               HARMONY ANNOUNCES PROPOSED MERGER WITH GOLD FIELDS

                        COMPELLING VALUE FOR SHAREHOLDERS

JOHANNESBURG, SOUTH AFRICA, Harmony NYSE: "HMY"; JSE: "HAR" today announced plans to launch an exchange offer for Gold Fields NYSE: "GFI"; JSE: "GFI". The completion of the transaction is expected to create value for the shareholders of both companies.

HIGHLIGHTS OF THE PROPOSED MERGER

The consideration payable under the proposed merger will consist wholly of new Harmony shares. The main characteristics of the proposed merger include:

     - for each Gold Fields tendering share, shareholders will receive 1.275 new Harmony shares,
     - for each Gold Fields American Depositary Share, shareholders will receive 1.275 new Harmony American Depositary Shares (the "proposed merger ratio")

The proposed merger ratio represents:

     - a premium of approximately 29%, calculated by comparing the closing Harmony share price of R84.41 on 14 October 2004, multiplied by the proposed merger ratio, to the average of the daily volume weighted average price of Gold Fields shares on the JSE for the 30 business days ending 14 October 2004; and
     - an implied Gold Fields price to net present value ("P/NPV") multiple of 2.4x.

The premium of approximately 29% compares favourably to the average premium of:

     - 22% paid in transactions in the South African market between 2001 and 2003; and

     - 25% paid in unsolicited all-share offers in the international market since January 2001.

The implied Gold Fields P/NPV multiple of 2.4x compares favourably to:

     -    the trading P/NPV multiples of comparable gold companies:
          o the average P/NPV of the international gold majors (Barrick Gold Corp, Newmont Mining Corp and Placer Dome Inc) of 2.4x;
          o the average P/NPV of the South African gold majors (AngloGold Ashanti Ltd, Gold Fields Ltd and Harmony Gold Mining Co Ltd) of 1.9x; and
          o the average P/NPV of the mid-cap international gold companies (Agnico-Eagle Mines Ltd, Compania de Minas Buenaventura S.A.A., Glamis Gold Corp, GoldCorp Inc, Kinross Gold Corp, Meridian Gold Inc, Newcrest Mining Ltd and Wheaton River Minerals Ltd) of 1.9x.

     -    the P/NPV multiples paid on comparable acquisitions since 1999:
          o    the average of all such transactions of 1.4x;
          o    the average of all such transactions over US$1 billion of 1.7x;
          o    the average paid for a South African target of 0.9x;
          o    the average paid by a South African acquiror of 1.3x;
          o the multiple paid by AngloGold Ltd for Ashanti Goldfields Co Ltd of 1.6x; and
          o    the multiple in the proposed IAMGold transaction of 1.1x.

UNDERTAKINGS TO SUPPORT THE PROPOSED MERGER

Harmony has received an irrevocable undertaking from OJSC MMC Norilsk Nickel ("Norilsk") to accept the proposed merger in respect of 98,467,758 Gold Fields shares, representing approximately 20.03% of the entire issued share capital of Gold Fields.

                                                                 US ANNOUNCEMENT


STRUCTURE OF THE PROPOSED MERGER

Harmony has designed a mechanism to allow Gold Fields shareholders to realise, within as short a time period as reasonably practicable, the benefit of the premium inherent within the proposed merger. However, in order to comply with the regulatory requirements in the United States ("US"), and to allow all Gold Fields shareholders to benefit from this mechanism, the proposed merger is to be structured as two immediately consecutive offers, each subject to the respective conditions precedent set out in paragraph 13.

Through the making of this announcement, Harmony has irrevocably committed to offer to acquire the entire issued share capital of Gold Fields in the following manner:

     - early settlement offer: an initial offer to acquire up to 34.9% of the entire issued share capital of Gold Fields; and

     - subsequent offer: an immediate follow-on offer for the balance of the entire issued share capital of Gold Fields not already acquired by Harmony under the early settlement offer.

EARLY SETTLEMENT OFFER

To the extent that Harmony increases its offer after the early settlement closing date, those Gold Fields shareholders who have already accepted the early settlement offer and have received the offer consideration will remain entitled to receive the full benefit of any increased consideration due under any increased offer by Harmony, regardless of whether they had subsequently disposed of their new Harmony shares.

Norilsk has irrevocably committed not to accept the early settlement offer in respect of its entire holding of approximately 20.03% of the entire issued share capital of Gold Fields. As a consequence, other Gold Fields shareholders will be able to maximise their opportunity to participate in the early settlement offer, and will be able to realise a minimum of approximately 44% of their Gold Fields holdings under the early settlement offer. To the extent that any further Gold Fields shareholders do not take advantage of the early settlement offer, Gold Fields shareholders could receive settlement for a greater percentage of their Gold Fields holdings, up to 100%.

INDICATIVE TIMETABLE

Harmony intends to launch its offer for Gold Fields on or about 20 October 2004.

------------

Harmony is one of the world's largest independent growth-oriented gold mining companies, distinguished by the focused operational and management philosophies that it employs throughout the Harmony group. Harmony's growth strategy is focused on building a leading international gold mining company through acquisitions ([26] to date), organic growth and focused exploration. This strategy has resulted in the growth of Harmony's attributable production from
0.65 million ounces in 1995 to approximately 3.3 million ounces per annum under IFRS as at 30 June 2004 (3.2 million ounces per annum under US GAAP as at 30 June 2004). Harmony has its primary listing on the JSE Securities Exchange South Africa with secondary listings on the London Stock Exchange, Euronext Paris and Euronext Brussels. Harmony's American Depositary shares are listed on the New York Stock Exchange.

--

Gold Fields is one of the world's largest unhedged gold mining companies with annual gold production of approximately 4.2 million ounces for the financial year ended 30 June 2004, with proven and probable attributable gold reserves of 76 million ounces and mineral resources of 178 million ounces as at 30 June 2003. Gold Fields has operations in South Africa, Australia and Ghana (West Africa). In addition, Gold Fields has a geographically diverse exploration portfolio, as well as the Arctic Platinum Project, an advanced stage Platinum Group Metals project in Northern Finland and the Cerro Corona Copper/Gold Project in Peru. Gold Fields has its primary listing on the JSE Securities Exchange South Africa with secondary listings on the London Stock Exchange, Euronext Paris, Euronext Brussels and the SWX Swiss exchange. Gold Fields' American Depositary shares are listed on the New York Stock Exchange.

                                                                 US ANNOUNCEMENT


ENQUIRIES

HARMONY

Ferdi Dippenaar        +27 11 684 0140    Corne Bobbert         +27 11 684 0146
Marketing Director     +27 82 807 3684    Investor Relations    +27 83 380 6614

HSBC                                      INVESTEC

Adrian Coates          +44 20 7991 8888   Dennis Tucker         +27 11 286 7000
Andrew Bell                               George Nakos
Jan Sanders                               Andrew Brady
Tim Morgan-Wynne                          Kevin Kerr
Graham Shuttleworth

MACKENZIES                                FINANCIAL DYNAMICS

Daniel H. Burch        +1 212 929 5748    Hollis Rafkin-Sax     +1 212 850 5600
                                          Gordon McCoun


GENERAL
--------------------------------------------------------------------------------

This announcement is published by and is the sole responsibility of Harmony.

HSBC Bank plc ("HSBC") is acting for Harmony and no one else in connection with the proposed merger and will not be responsible to anyone other than Harmony for providing the protections afforded to customers of HSBC, nor for providing advice in relation to the proposed merger.

Investec Bank Limited ("Investec") is acting for Harmony and no one else in connection with the proposed merger and will not be responsible to anyone other than Harmony for providing the protections afforded to customers of Investec, nor for providing advice in relation to the proposed merger.

The information contained in this announcement speaks only as of the date indicated on the cover of this announcement unless the information specifically indicates that another date applies.

Copies of this announcement are not being made, and must not be mailed, forwarded, transmitted or otherwise distributed or sent in or into Australia, Canada, Japan, the Republic of Ireland or any other jurisdiction in which it is illegal to make the offer and persons receiving this announcement (including custodians, nominees and trustees) must not distribute, forward, mail, transmit or send it in or into or from Australia, Canada, Japan, the Republic of Ireland or any such other jurisdiction.

IMPORTANT INFORMATION
--------------------------------------------------------------------------------

In connection with the proposed merger, Harmony will file with the United States Securities and Exchange Commission ("SEC"), a registration statement on Form F-4, which will include a preliminary prospectus and related exchange offer materials, to register the Harmony ordinary shares (including Harmony ordinary shares represented by Harmony American Depository Shares ("ADSs")) to be issued in exchange for Gold Fields ordinary shares held by holders located in the United States of America ("United States" or "US") and for Gold Fields ADSs held by holders wherever located, as well as a Statement on Schedule TO. Investors and holders of Gold Fields securities are strongly advised to read the registration statement and the preliminary prospectus, the related exchange offer materials and the final prospectus (when available), the Statement on Schedule TO and any other relevant documents filed with the SEC, as well as any amendments and supplements to those documents, because they will contain important information. Investors and holders of Gold Fields securities may obtain free copies of the registration statement, the preliminary and final prospectus and related exchange offer materials and the Statement on Schedule TO, as well as other relevant documents filed with the SEC, at the SEC's web site at www.sec.gov and will receive information at an appropriate time on how to obtain transaction-related documents for free from Harmony or its duly designated agent.

                                                                 US ANNOUNCEMENT


This communication is for information purposes only. It shall not constitute an offer to purchase or exchange or the solicitation of an offer to sell or exchange any securities of Gold Fields or an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities of Harmony in the US, nor shall there be any sale or exchange of securities in any jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification under the laws of such jurisdiction. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. The solicitation of offers to buy Gold Fields ordinary shares (including Gold Fields ordinary shares represented by Gold Fields ADSs) in the US will only be made pursuant to a prospectus and related offer materials that Harmony expects to send to holders of Gold Fields securities. The Harmony ordinary shares (including Harmony ordinary shares represented by Harmony ADSs) may not be sold, nor may offers to buy be accepted, in the US prior to the time the registration statement becomes effective. No offering of securities shall be made in the US except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended.

DISCLAIMER
--------------------------------------------------------------------------------

Information included in this announcement relating to Gold Fields and its business has been derived solely from publicly available sources.

While Harmony has included information in this announcement regarding Gold Fields that is known to Harmony based on publicly available information, Harmony has not had access to non-public information regarding Gold Fields and could not use such information for the purpose of preparing this announcement. Although Harmony is not aware of anything that would indicate that statements relating to Gold Fields contained in this announcement are inaccurate or incomplete, Harmony is not in a position to verify information concerning Gold Fields. Harmony and its directors and officers are not aware of any errors in such information. Subject to the foregoing and to the maximum extent permitted by law, Harmony and its directors and officers disclaim all liability for information concerning Gold Fields included in this announcement.

The pro forma information presented is not necessarily indicative of the operating results or financial condition that would have been achieved had Harmony's offer for Gold Fields been completed during the periods or at the times presented, nor is this information necessarily indicative of future results or conditions of Harmony after it has acquired Gold Fields. The pro forma information does not reflect the impact of synergies that Harmony expects to realise or time or the costs associated with the integration of operations necessary to achieve such synergies.

FORWARD-LOOKING STATEMENTS
--------------------------------------------------------------------------------

Statements in this announcement include "forward-looking statements" that express or imply expectations of future events or results. Forward-looking statements are statements that are not historical facts. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipates," "believes," "intends," "estimates" and similar expressions. All forward-looking statements involve a number of risks, uncertainties and other factors, and Harmony cannot give assurances that such statements will prove to be correct. Risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements include, without limitation, the satisfaction of closing conditions, the acceptance or rejection of any agreement by regulators, delays in the regulatory processes, changes in the economic or political situation in South Africa, the European Union, the US and/or any other relevant jurisdiction, changes in the gold industry within any such country or area or worldwide and the performance of (and cost savings realised by) Harmony. Although Harmony's management believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of Gold Fields securities are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Harmony, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public filings with the SEC made by Harmony and Gold Fields, including those listed under "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors" in the preliminary prospectus included in the registration statement on Form F-4 that Harmony will file with the SEC. Harmony

                                                                 US ANNOUNCEMENT


does not undertake any obligation to update any forward-looking information or statements. You may obtain a free copy of the registration statement and preliminary and final prospectus (when available) and other public documents filed with the SEC in the manner described above.

NO PROFIT FORECASTS
--------------------------------------------------------------------------------

Nothing in this announcement should be construed as a profit forecast to be interpreted to mean that the future earnings per share of Gold Fields will necessarily be greater than the historic published earnings per share of Gold Fields.

NO OFFER OF SECURITIES
--------------------------------------------------------------------------------

This announcement does not constitute an offer or an invitation to purchase any securities.

                                                                 US ANNOUNCEMENT


                                 [HARMONY LOGO]
                                   ("HARMONY")

--------------------------------------------------------------------------------
           ANNOUNCEMENT REGARDING A POTENTIAL MERGER BETWEEN HARMONY
                    AND GOLD FIELDS LIMITED ("GOLD FIELDS")
--------------------------------------------------------------------------------

1.   INTRODUCTION

     The board of Harmony hereby announces the terms of a proposed merger between Harmony and Gold Fields (the "proposed merger"), under which Harmony proposes to acquire the entire issued share capital of Gold Fields in exchange for the issue to Gold Fields' shareholders of new shares in Harmony.

     Harmony has conveyed the terms of the proposed merger to the board of Gold Fields and is hopeful that the proposed merger will be recommended by the directors of Gold Fields. However, in view of the proposed transaction between Gold Fields and IAMGOLD Corporation Inc. ("IAMGOLD") (the "proposed IAMGOLD transaction"), which Harmony considers to be contrary to the best interests of Gold Fields shareholders, Harmony believes that Gold Fields shareholders should be afforded the opportunity to decide on the merits of the proposed merger at the earliest opportunity. To this end, Harmony will shortly post to Gold Fields shareholders an offer document containing the detailed terms and conditions of the proposed merger.

     The proposed merger is conditional, inter alia, on the proposed IAMGOLD transaction not proceeding and the approval of the proposed merger by Harmony shareholders.

     Harmony's offer to acquire all of the outstanding Gold Fields shares will be made in multiple jurisdictions:

     - in the US, the offer will be open to all holders of Gold Fields securities that are located in the US and all holders of Gold Fields ADSs wherever located; a registration statement containing the US prospectus used in connection with the offer in the US will be filed with the SEC;

     - in South Africa, the offer will be open to all holders of Gold Fields securities that are located in South Africa and to holders of Gold Fields securities that are located outside of South Africa if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the offer; and

     - the offer will be made available in such other jurisdictions as may be required to comply with regulators in jurisdictions in which Gold Fields shares trade.

     Harmony's shares trade on the JSE Securities Exchange South Africa ("JSE") under the symbol "HAR" and its ADSs trade on the New York Stock Exchange, Inc. ("NYSE") under the symbol "HMY". Gold Fields' shares trade on the JSE under the symbol "GFI" and its ADSs trade on the NYSE under the symbol "GFI".

2.   THE PROPOSED MERGER

     The proposed merger, which will be on the terms and subject to the conditions precedent set out in this announcement, will be made on the following basis:

     for each Gold Fields share             1.275 new Harmony shares,
     for each Gold Fields ADS               1.275 new Harmony ADSs

     (the "proposed merger ratio") which will value the entire issued ordinary share capital of Gold Fields at approximately R52.9 billion (US$8.1 billion), based on the closing price of R84.41 per Harmony share on the JSE Securities Exchange South Africa ("JSE") on 14 October 2004, the last practicable date prior to the date of this announcement.

     The proposed merger ratio represents:

                                                                 US ANNOUNCEMENT


     - a premium of approximately 29%, calculated by comparing the closing Harmony share price of R84.41 on 14 October 2004, multiplied by the proposed merger ratio, to the average of the daily volume weighted average price of Gold Fields shares on the JSE for the 30 business days ending 14 October 2004; and
     - an implied Gold Fields price to net present value ("P/NPV") multiple of 2.4x.

     The premium of approximately 29% compares favourably to the average premium of:

     - 22% paid in transactions in the South African market between 2001 and 2003; and
     - 25% paid in unsolicited all-share offers in the international market since January 2001.

     The implied Gold Fields P/NPV multiple of 2.4x compares favourably to:

     -    the trading P/NPV multiples of comparable gold companies:
          o the average P/NPV of the international gold majors (Barrick Gold Corp, Newmont Mining Corp and Placer Dome Inc) of 2.4x;
          o the average P/NPV of the South African gold majors (AngloGold Ashanti Ltd, Gold Fields and Harmony) of 1.9x; and
          o the average P/NPV of the international midcap gold companies (Agnico-Eagle Mines Ltd, Compania de Minas Buenaventura S.A.A., Glamis Gold Corp, Goldcorp Inc, IAMGOLD, Kinross Gold Corp, Meridian Gold Inc, Newcrest Mining Ltd and Wheaton River Minerals
               Ltd) of 1.9x.

     -    the P/NPV multiples paid on comparable acquisitions:
          o    the average of all such transactions since 1999 of 1.4x;
          o the average of all such transactions with a consideration of over US$1 billion since 1998 of 1.7x;
          o    the average paid for South African targets since 1998 of 0.9x;
          o    the average paid by South African acquirors since 1998 of 1.3x;
          o the multiple paid by AngloGold Ltd for Ashanti Goldfields Co Ltd of 1.6x; and
          o    THE MULTIPLE IN THE PROPOSED IAMGOLD TRANSACTION OF 1.1x.

3.   UNDERTAKINGS TO SUPPORT THE PROPOSED MERGER

     Harmony has received an irrevocable undertaking from MMC Norilsk Nickel ("Norilsk") to accept the subsequent offer (defined below) in respect of 98,467,758 Gold Fields shares, representing approximately 20.03% of the entire issued share capital of Gold Fields.

4.   STRUCTURE OF THE PROPOSED MERGER

     Harmony has designed a mechanism to allow Gold Fields shareholders to realise, within as short a time period as reasonably practicable, the benefit of the premium inherent within the proposed merger. However, in order to comply with the regulatory requirements in the United States ("US"), and to allow all Gold Fields shareholders to benefit from this mechanism, the proposed merger is to be structured as two immediately consecutive offers, each subject to the respective conditions precedent set out in paragraph 12.

     Through the making of this announcement, Harmony has irrevocably committed to offer to acquire the entire issued share capital of Gold Fields in the following manner:
     - early settlement offer: an initial offer to acquire up to 34.9% of the entire issued share capital of Gold Fields on the basis set out below (the "early settlement offer"); and
     - subsequent offer: an immediate follow-on offer subject to the conditions precedent set out in paragraph 12.2 and on the same terms as the early settlement offer for the balance of the entire issued share capital of Gold Fields not already acquired by Harmony under the early settlement offer (the "subsequent offer").

5.   EARLY SETTLEMENT OFFER

     Subject to the conditions precedent set out in paragraph 12.1, Harmony will make the early settlement offer to Gold Fields shareholders on the following basis:

                                                                 US ANNOUNCEMENT


     - Harmony will settle unconditionally valid acceptances received in respect of up to a maximum of 34.9% of the entire issued share capital of Gold Fields;
     - to qualify for settlement under the early settlement offer, Harmony must receive valid acceptances, complete in all respects, by no later than 12h00 (South African time) on Friday, 26 November 2004 ("the early settlement closing date");
     - Gold Fields shareholders will be entitled to tender for acceptance up to their entire holdings of Gold Fields shares; and
     - in the event that valid acceptances in excess of 34.9% of Gold Fields' entire issued share capital are received by the early settlement closing date, Harmony will only settle that number of Gold Fields shares which equates to 34.9% of the entire issued share capital of Gold Fields, on a pro rata basis, with the shares tendered by accepting Gold Fields shareholders scaled back accordingly.

     In addition, to the extent that Harmony increases its offer after the early settlement closing date, those Gold Fields shareholders who have already accepted the early settlement offer and have received the offer consideration will remain entitled to receive the full benefit of any increased consideration due under any increased offer by Harmony, regardless of whether they had subsequently disposed of their new Harmony shares.

     Norilsk has irrevocably committed not to accept the early settlement offer in respect of its entire holding of approximately 20.03% of the entire issued share capital of Gold Fields. As a consequence, other Gold Fields shareholders will be able to maximise their opportunity to participate in the early settlement offer, and will be able to realise a minimum of approximately 44% of their Gold Fields holdings under the early settlement offer. To the extent that any further Gold Fields shareholders do not take advantage of the early settlement offer, Gold Fields shareholders could receive settlement for a greater percentage of their Gold Fields holdings, up to 100%.

     Those Gold Fields shareholders who do not accept the early settlement offer do not have any restrictions on the tradeability of their Gold Fields shareholdings.

     Harmony intends to vote those Gold Fields shares that it acquires pursuant to the early settlement offer against any resolutions to be proposed to implement the proposed IAMGOLD transaction.

6.   SUBSEQUENT OFFER

     Harmony irrevocably undertakes, following completion of the early settlement offer, to make an immediate follow-on offer on the same terms as the early settlement offer for the balance of the issued share capital of Gold Fields not already acquired by Harmony under the early settlement offer. The subsequent offer will be subject to the conditions precedent set out in paragraph 12.2.

7.   BACKGROUND TO AND REASONS FOR THE PROPOSED MERGER

     Harmony is one of the world's largest independent growth-oriented gold mining companies, distinguished by the focused operational and management philosophies that it employs throughout the Harmony group. Harmony's growth strategy is focused on building a leading international gold mining company through acquisitions (26 over the past six years), organic growth and focused exploration. This strategy has resulted in the growth of Harmony's attributable production from 0.65 million ounces in 1995 to 3.3 million ounces for the financial year ending 30 June 2004.

     Harmony has successfully achieved its growth strategy through evolving and implementing a set of management systems and philosophies, which Harmony refers to as the "Harmony Way" (the "Harmony Way") and which Harmony believes are unique in the South African gold mining industry, and applying them to the assets that it operates. The Harmony Way is underpinned by the concepts of empowered management teams, active strategic management by the Harmony board, increased productivity, reduced management tiers, a no-frills, low cost ethic and the introduction of sophisticated cost accounting systems and strict ore accounting and ore reserve management systems.

     A significant component of the success of Harmony's strategy to date has been its ability to acquire under-performing mining assets, including assets purchased from Gold Fields, mainly in South Africa, and, in a

                                                                 US ANNOUNCEMENT

     relatively  short  time-frame,   to  transform  these  mining  assets  into
     cost-effective production units, thereby creating significant value for Harmony and Harmony shareholders.

     Pursuant to its ongoing assessment of the various investment opportunities within South Africa and the broader global gold mining industry, Harmony has identified Gold Fields as an attractive merger candidate, with a compelling rationale from an operational and growth perspective.

     Gold Fields is one of the world's largest unhedged gold mining companies with annual gold production of approximately 4.2 million ounces for the financial year ended 30 June 2004, with proven and probable attributable gold reserves of 77 million ounces and mineral resources of 183 million ounces as at 30 June 2004. Gold Fields has operations in South Africa, Australia and Ghana (West Africa). In addition, Gold Fields has a geographically diverse exploration portfolio, as well as the Arctic Platinum Project ("APP"), an advanced stage Platinum Group Metals project in Northern Finland and the Cerro Corona Copper/Gold Project in Peru ("Cerro Corona").

     The proposed merger will allow Harmony to build on its position as a leading cost-effective South African gold mining company and will create a new super major in the global gold mining industry.

8.   RATIONALE FOR THE PROPOSED MERGER

     The proposed merger is driven by Harmony's pursuit of a number of key strategic objectives, including:
     - creating significant value through the application of the Harmony Way to generate cost efficiencies from Gold Fields' South African assets, together with operational synergies from Harmony's and Gold Fields' contiguous assets;
     - revitalising Gold Fields' assets within the Southern African Development Community ("SADC") (the "South African portfolio");
     -    accessing the value of Gold Fields' exploration portfolio;
     - retaining the true value within Gold Fields' international portfolio for the benefit of its shareholders;
     - ensuring a well balanced portfolio of assets spread across the life-cycle of mines; and
     - creating a new super major with a compelling equity story and enhanced investor appeal.

     SUBSTANTIAL OPERATIONAL SYNERGIES

     Harmony firmly believes that it can achieve significant reductions in Gold Fields' cost base. Harmony estimates that, in order to justify the premium offered to Gold Fields shareholders, it only needs to achieve unit cost reductions equivalent to at least 15% per annum in Gold Fields' South African cost structure, over and above Gold Fields' current efficiency initiatives, equating to an estimated improvement in pre-tax operating profit of approximately R1 billion per annum.

     These cost  benefits are expected to be achieved,  inter alia,  through:
     -    improving operational efficiencies;
     -    rationalising corporate overhead and administrative infrastructures;
     -    rationalising activities in areas such as procurement and insurance;
     -    improved capital programme management;
     -    improved  services  management  and  mine  planning  systems;   and
     -    empowering local operational management.

     Harmony believes that its ability to deliver cost savings in South Africa is borne out by its demonstrable track record in applying its low cost culture and high productivity mining methods to previously acquired assets:

     ---------------------------------------------------------------------------------------------------------------------
     ASSET                    NET INVESTMENT           PAYBACK PERIOD          UNIT (UNDERGROUND MINING R/T) COST
                              (R MILLION)                                      REDUCTION (JUNE 2004 TERMS)
     ---------------------------------------------------------------------------------------------------------------------

     ACQUIRED FROM GOLD
     FIELDS

     Evander                  452                      10 quarters             31%
     St Helena (50%)          60                       -                       27%
     ---------------------------------------------------------------------------------------------------------------------
     WEIGHTED AVERAGE                                                          31%
     ---------------------------------------------------------------------------------------------------------------------

                                                                 US ANNOUNCEMENT



     OTHER ACQUISITIONS

     Randfontein              854                      9 quarters              16%
     Freegold (50%)           1,416                    11 quarters             27%
     Elandsrand               1,053                    -                       16%

     ---------------------------------------------------------------------------------------------------------------------
     WEIGHTED AVERAGE OF ABOVE ACQUISITIONS                                    22%
     ---------------------------------------------------------------------------------------------------------------------

     A STRATEGY FOR VALUE AND GROWTH, BOTH DOMESTICALLY AND INTERNATIONALLY

     Harmony considers that Gold Fields' management has prematurely accelerated the exploitation of the South African portfolio's reserves through mining higher grades and reducing development metreage ("harvest mode") and believes that, through the application of the Harmony Way, Harmony can revitalise this valuable asset base. Harmony believes that the application of the Harmony Way to Gold Fields' South African assets will produce significantly reduced overall unit costs, which, together with the introduction of improved ore reserve management systems, will lead to increased operational and financial flexibility. Harmony believes that this will have the effect of not only increasing profitability but will also convert below margin areas into economically viable areas. Based on past experience, this process is expected to increase reserves and extend and enhance the economic life of Gold Fields' South African mines.

     As a result, Harmony believes that it will re-establish the viability and future competitiveness of Gold Fields' South African assets, putting mature assets or assets currently in harvest mode back into growth mode, transforming current replacement projects into genuine growth opportunities and allowing projects that were previously abandoned to be reconstituted as economically feasible.

     Harmony believes that its ability to deliver is further demonstrated by its track record in turning terminal assets back into growth assets. The table below sets out the details of new reserves created by Harmony from assets and projects that had been abandoned by previous operators. When completed, the projects will produce an aggregate of over 1.5 million higher grade, lower cost additional ounces per annum:

     ---------------------------------------------------------------------------------------------------------------------
     PROJECT                                       MINEABLE RESERVE     TOTAL FUNDING COST PER       PRODUCTION PER ANNUM
                                                      ('000 OUNCES)                      OUNCE                   (OUNCES)
                                                                                       (US$) *

     ---------------------------------------------------------------------------------------------------------------------

     Masimong expansion                                       2,530                         12                    315,000
     Elandsrand new mine                                      6,300                         33                    450,000
     Tshepong decline                                         1,300                         28                    167,000
     Phakisa shaft                                            4,100                         18                    265,000
     Doornkop South Reef shaft                                3,700                         46                    330,000

     ---------------------------------------------------------------------------------------------------------------------
     TOTAL                                                   17,930                         27                  1,527,000
     ---------------------------------------------------------------------------------------------------------------------

     * Includes acquisition, exploration and capital expenditure figures

     Harmony believes that positive socio-economic benefits, primarily from the creation of further employment opportunities and extending the life of existing jobs, accrue from applying the Harmony Way to increase reserves and extend the life of mines. In addition, the resultant increase in profitability and financial flexibility will enable the enlarged group to fund capital and development expenditure, offering long term growth opportunities, improving the overall quality of the enlarged group's asset portfolio and maximising shareholder returns.

     Harmony believes that a revitalised South African asset base will provide the platform from which to develop the international asset portfolio of Gold Fields. Harmony will continue to explore new business opportunities and pursue suitable acquisitions both within South Africa and internationally.

                                                                 US ANNOUNCEMENT


     Harmony intends to manage actively the combined international asset portfolio and continue to support and expand exploration activities as another important avenue for increasing the size of its reserve base. Harmony will examine the real potential of Gold Fields' APP (Finland) and Cerro Corona (Peru) projects and plans to continue to further develop the known potential of its own Hidden Valley (Papua New Guinea) and Wafi/Golpu (Papua New Guinea) projects. Harmony will also consider, on an ongoing basis, value creation opportunities for the international portfolio, both collectively and on an individual basis. Such opportunities might include a future listing or collective disposal of the international assets, or the disposal of participations in an individual asset. Should Harmony decide to realise the value in, or valorise all or part of, its international assets, Harmony would plan to do so only for full value in a manner that ensured that shareholders fully participated in the upside and at a valuation that incorporated the full benefit of any international rating.

     CREATION OF A NEW SUPER MAJOR WITH ENHANCED INVESTOR APPEAL

     Harmony and Gold Fields are currently the world's 6th and 4th largest gold mining companies, respectively, in terms of attributable production, producing approximately 3.3 and 4.2 million ounces per annum during the financial year ended 30 June 2004 respectively.

     The proposed merger will create a new super major with true global scale and relevance, an attractive stock for both gold and non-gold investors. The enlarged Harmony group will be:

     THE WORLD'S LARGEST GOLD MINING COMPANY BY:

     -    attributable production of approximately 7.5 million ounces per annum;
     -    reserves   amounting  to  approximately  139  million  ounces;  and
     -    resources amounting to approximately 593 million ounces.

     The above is based on information publicly available as at 30 June 2004.

     THE WORLD'S SECOND LARGEST GOLD MINING COMPANY BY:

     - market capitalisation of approximately US$11.0 billion, based on the closing prices of Harmony and Gold Fields shares on the JSE on 14
          October 2004, the last practicable date prior to the date of this announcement, on a pro forma basis, prior to any market re-rating which may result from the recognition of the benefits expected from the proposed merger.

     The enlarged Harmony group will retain an integrated geographic strategy, led by a strong management team with a proven track record both operationally and in terms of delivering value-enhancing acquisitions. The combination of the two companies and the subsequent increase in market capitalisation will increase the weighting in all relevant investment indices, leading to greater liquidity and access to a greater universe of potential investors.

     As a new super major, Harmony believes that the enlarged group will have the requisite financial strength and flexibility to continue to deliver value to its shareholders through:
     - profit enhancement at existing operations through the continued implementation of Harmony's unique management structure, systems and philosophy;
     -    growth in production resulting from organic projects;
     - growth from contiguous acquisitions in South Africa and internationally; and
     - continued expansion of its reserve base through its current and future exploration and development projects.

9.   THE PROPOSED IAMGOLD TRANSACTION

     9.1  BACKGROUND

          In a detailed terms announcement published in the press on 1 October 2004, Gold Fields announced that it had signed a definitive agreement with IAMGOLD, a public company listed on the Toronto Stock Exchange, pursuant to which it is intended that IAMGOLD would, subject to certain conditions

                                                                 US ANNOUNCEMENT


          precedent,   acquire  substantially  all  of  Gold  Fields'  net  cash
          resources and all of Gold Fields' mining, development and exploration assets located outside the SADC.

          Under the terms of the definitive agreement, IAMGOLD would, subject to adjustment, issue to Gold Fields 351,690,218 shares in IAMGOLD in consideration for such assets, which would result in Gold Fields owning approximately 70% of the fully diluted equity of the enlarged IAMGOLD. In addition, prior to completion of the proposed IAMGOLD transaction, IAMGOLD shareholders would receive a special cash dividend of C$0.50 per IAMGOLD share.

          Gold Fields' stated rationale for the proposed IAMGOLD transaction is that it would create an entity that is better equipped to compete with international gold companies through more direct access to international capital and debt markets, with increased flexibility to react more swiftly to acquisition and project development opportunities as they arise. Gold Fields further contends that the injection of its non-South African portfolio assets into a separately listed, independent company could present an opportunity for further value creation in that the market might be expected to benchmark these assets against those of an international peer group, which Gold Fields states is rated at a premium to Gold Fields.

     9.2  ANALYSIS OF THE PROPOSED IAMGOLD TRANSACTION

          Harmony believes that Gold Fields' rationale for the proposed IAMGOLD transaction is unconvincing and difficult to justify from both a value and structural perspective. In addition, Harmony believes that the proposed IAMGOLD transaction has significant negative implications for Gold Fields, its shareholders, its South African assets and all of its stakeholders.

          9.2.1 FROM A VALUE PERSPECTIVE

               DISPOSAL  OF  GOLD  FIELDS'   INTERNATIONAL  ASSET  PORTFOLIO  AT
               SUBSTANTIALLY LESS THAN FAIR VALUE

               Gold Fields is disposing of its international asset portfolio, including almost all of its existing net cash reserves, at an implied P/NPV multiple of only 1.1x.

               This represents:

               - a discount of 48% to the current analyst consensus average P/NPV multiple of 2.1x for Gold Fields. The extent of the discount is even greater in the context of Gold Fields' stated rationale for the transaction, that the relative rating of its international asset portfolio should be higher than the rating ascribed to its South African portfolio and thus its overall rating;
               -    a discount of 42% to the current analyst  consensus  average
                    P/NPV multiple of 1.9x for the South African gold majors;
               -    a discount of 42% to the current analyst  consensus  average
                    P/NPV multiple of 1.9x for mid-cap international gold companies; and
               - a discount of 54% to the analyst consensus average P/NPV multiple of 2.4x for the international gold majors.

               The market has recognised this value leakage and reflected it through the relative share price performances of Gold Fields and IAMGOLD. In the six weeks following the announcement of the proposed IAMGOLD transaction on 11 August 2004, the Gold Fields share price only performed in line with its South African peers, whilst over the same period, IAMGOLD substantially outperformed Gold Fields, Harmony and the HSBC Global Gold Index, moving from C$6.99 to C$10.05 (cum-dividend) as at 14 October 2004, an increase of over 40%, fully supporting Joe Conway's (Chief Executive Officer of IAMGOLD) statement that the transaction is "highly accretive to us" (source: management interview with Joe Conway on 11 August 2004).

               SUBSTANTIAL PREMIUM PAID TO IAMGOLD SHAREHOLDERS ON A RELATIVE CONTRIBUTION BASIS

               Based  on  the  metrics   used  by  Gold  Fields  in  its  market
               presentation on 11 August 2004, Gold Fields is contributing the following:

                                                                 US ANNOUNCEMENT


               -    73% of net asset value;
               -    72% of operating cash flows;
               -    74% of resources;
               -    76% of reserves; and
               -    76% of production.

               In return, Gold Fields is only receiving approximately 70% of the fully diluted equity of the enlarged IAMGOLD, prior to taking into account the negative impact of the C$0.50 per share special cash dividend payable to IAMGOLD shareholders.

               Other metrics not examined by Gold Fields, based on 30 June 2004 numbers, imply an even more favourable deal for IAMGOLD, with Gold Fields contributing the following:

               -    75% of revenues;
               - 75% of earnings before interest, tax, depreciation and amortisation ("EBITDA");
               -    79% of earnings before interest and tax ("EBIT")
               -    87% of net income;
               -    79% of reserves; and
               -    82% of resources (measured and indicated).

               Moreover, Gold Fields is contributing its entire exploration portfolio as well as approximately US$400 million in cash, representing almost all of Gold Fields' existing net cash resources.

               Gold Fields is clearly paying a substantial premium to IAMGOLD shareholders, even before the payment to them of the US$60 million special dividend.

               This is recognised by Gold Fields, as evidenced by Chris Thompson's (Chairman of Gold Fields Limited) statement: "In the final determination, we made sure that there was an edge given to IAMGOLD on all these determinants. So whichever way you looked at them, whichever metric you wanted to focus on, there was an advantage, if you will an embedded premium, given to IAMGOLD on all of these things. Then in addition to that, we threw in a C$0.50 dividend." (source: management interview with Chris Thompson on 11 August 2004).

               CHALLENGING FOR GOLD FIELDS SHAREHOLDERS TO BREAK EVEN UNDER THE PROPOSED IAMGOLD TRANSACTION

               Gold Fields states that the injection of its international assets into IAMGOLD could create value for Gold Fields shareholders due to a re-rating of the enlarged IAMGOLD.

               Harmony considers that the basis for a substantial re-rating of the enlarged IAMGOLD is not intuitive from an operational perspective, given that there are no operating fundamentals to support a re-rating:
               - no real addition of critical mass through the inclusion of IAMGOLD's assets;
               - IAMGOLD has no operational control over its principal assets;
               -    no apparent upside in the IAMGOLD portfolio;
               -    no obvious synergistic benefits; and
               - a duplicated corporate structure with a resultant likely increase in fixed overheads.

               Furthermore, there are no market fundamentals to support a re-rating:
               -    the enlarged IAMGOLD will remain a mid-cap producer;
               - its shares will face substantial illiquidity due to the small free-float of the enlarged IAMGOLD; and
               - the enlarged IAMGOLD will still be impacted by the Exchange Control requirements applied by the South African Reserve Bank ("SARB").

               Given the disproportionately low valuation ascribed to Gold Fields' international portfolio, Gold Fields shareholders are starting from an unnecessarily low relative value base, requiring a

                                                                 US ANNOUNCEMENT


               significant rise in the IAMGOLD share price to enable Gold Fields shareholders just to break even. Harmony estimates that, for Gold Fields shareholders to break even, the IAMGOLD share price would need to increase to approximately C$14.54 (cum-dividend).

               Put another way, in the event that Gold Fields shareholders do break even under the proposed IAMGOLD transaction, IAMGOLD shareholders would have received a premium of approximately 108% or some US$900 million.

       9.2.2   STRUCTURAL ISSUES RELATING TO THE PROPOSED IAMGOLD TRANSACTION

               The proposed IAMGOLD transaction will result in a complex and inefficient corporate structure, which creates potential value leakage due to:
               -    the possible holding company discount;
               - the non-compete undertaking restricting Gold Fields itself to a small geographic territory;
               - multiple investment entry points into the portfolio through both Gold Fields itself as well as the enlarged IAMGOLD; and
               - a lack of financial flexibility to allow for the optimal allocation of scarce financial resources.

               GOLD FIELDS IS LOSING CONTROL EVEN THOUGH IT IS PAYING A PREMIUM

               Post implementation of the proposed IAMGOLD transaction, Gold Fields would have only 2 directors out of a possible 10 on the board of directors of the enlarged IAMGOLD. In accordance with directors' fiduciary duties and corporate governance best practices, the enlarged IAMGOLD would be a stand-alone company run by a board on an arm's length basis that has to be fully independent of Gold Fields. Accordingly, Gold Fields' ability to exert influence over the assets of the enlarged IAMGOLD is significantly reduced and any attempt to do so would serve to reduce the rating of the new vehicle.

               GOLD FIELDS IS LEFT WITH LITTLE CASH AND IS GIVING AWAY CONTROL OF ITS CASH FLOWS

               In addition to transferring almost all of its existing net cash resources to the enlarged IAMGOLD, Gold Fields has further reduced its future access to cash flow by disposing of its international asset portfolio, which, during the financial year ended 30 June 2004, generated approximately 75% of Gold Fields' operating cash flows.

               Following completion of the proposed IAMGOLD transaction, Gold Fields' ability to freely access the cash flows from the enlarged IAMGOLD would be restricted to dividend flows, which themselves would be impacted by:
               - the requirement for such dividends to be declared by the independent board of the enlarged IAMGOLD, which Gold Fields does not control;
               - the fact that mid-cap international gold companies traditionally do not pay material dividends;
               - the cash requirements of the enlarged IAMGOLD, particularly in the context of its stated commitment to increase its production from 2 million to 3.5 million ounces per annum within a 3 year period;
               -    the impairment effect of tax inefficiencies; and
               - the 30% equity leakage to the enlarged IAMGOLD's minority shareholders.

               Harmony believes that completion of the proposed IAMGOLD transaction is likely to lead to a loss of financial control for Gold Fields, potentially prejudicing the optimal allocation of scarce cash resources with negative implications for Gold Fields and its South African portfolio.

               GOLD FIELDS IS GIVING AWAY CONTROL OF ITS GROWTH

               Gold Fields has given a commitment not to compete with the enlarged IAMGOLD for future international growth opportunities, excluding the SADC region. Limiting Gold Fields' growth potential to SADC is inadequate for a company of its size and status, especially given that the non-SADC part of the Gold Fields portfolio has delivered all of its growth over the past 4 years. In this time, Gold Fields' asset portfolios achieved the following rates of growth/decline:

                                                                 US ANNOUNCEMENT


               -    international   portfolio  -  compound   annual   growth  in
                    production of 54%; and
               -    South  African   portfolio  -  compound  annual  decline  in
                    production of 6%.

               It  appears,   therefore,   that,   under  the  proposed  IAMGOLD
               transaction, Gold Fields is transferring all of its growth potential to the enlarged IAMGOLD.

               In addition, the pursuit of a segregated geographic model further raises doubt about the future growth potential of Gold Fields due to:
               - the transfer to the enlarged IAMGOLD of Gold Fields' entire exploration portfolio. Harmony considers that the timing in respect of the APP and Cerro Corona projects appears to be particularly sub-optimal from a value achieved and growth perspective, as evidenced by Chris Thompson's statement:
                    "What we can all agree is that if some of our expectations do come true over the next five years, or the next six to eight months frankly, APP might become extremely valuable indeed." (source: management interview with Chris Thompson on 11 August 2004); and
               - reliance on dividend flows from the enlarged IAMGOLD to fund the development of Gold Fields and its remaining South African assets. As noted above, it is unclear whether these dividends will be forthcoming.

               On the basis of the above, Harmony questions whether Gold Fields will be able to deliver replacement reserves in South Africa, let alone growth.

               Harmony believes that, following completion of the proposed IAMGOLD transaction, Gold Fields shareholders will be left with control of orphaned, mature, capital expenditure-intensive assets in South Africa that have been prematurely put into harvest mode. Aside from this, Gold Fields shareholders will only have a 70% interest in their own international assets and development portfolio, with such interest subject to potential further dilution as the enlarged IAMGOLD uses its paper to fund acquisitions.

               GOLD FIELDS IS JEOPARDISING ITS ABILITY TO PAY FUTURE DIVIDENDS

               Pursuant  to  the   implementation   of  the   proposed   IAMGOLD
               transaction, Gold Fields' ability to maintain its historic dividend payout ratio is greatly reduced in the absence of any substantial dividend receipts from the enlarged IAMGOLD.

               In addition, prior to Gold Fields being in a position to declare dividends to its shareholders, it must fund the capital expenditure requirements of its current South African assets, not to mention any growth projects, as well as the financing of approximately R400 million per annum interest payable on the loan from Mvelaphanda Resources Limited ("Mvelaphanda"), under the Mvelaphanda Black Economic Empowerment transaction announced in the press on 26 November 2003.

10. THE PROPOSED MERGER - PUTTING THE PROPOSED IAMGOLD TRANSACTION INTO PERSPECTIVE

     In contrast to the proposed IAMGOLD transaction, Harmony believes that the proposed merger provides Gold Fields shareholders with, inter alia, the following benefits:
     -    a full and upfront premium to Gold Fields' current share price;
     - significant operational value enhancements and synergies from the application of the Harmony Way to Gold Fields' assets;
     - prevention of the disposal of the international asset portfolio and exploration portfolio at significantly less than fair value;
     - retained access to the existing asset portfolio and future growth opportunities both locally and internationally and the prospective exploration development potential;
     - retained access to existing cash resources and future cash flows from which to fund capital expenditure, development and pay dividends;
     - full financial flexibility, allowing for the optimum allocation of cash resources between all assets, whether in South Africa or elsewhere, subject to SARB conditions;

                                                                 US ANNOUNCEMENT


     - the creation, rather than the potential erosion, of value in South Africa, through the revitalisation of Gold Fields' South African portfolio;
     - retention of a simple corporate structure, avoiding any of the potential value leakage implicit within the structure of the proposed IAMGOLD transaction;
     - full management control, further enhanced by gaining access to Harmony's management team, with their proven deal-making skills and their reputation as highly regarded gold mining operators; and
     - the creation of the world's largest gold producer with global scale and relevance and the firepower to grow both the domestic and international businesses.

11.      SHAREHOLDER SUPPORT IN RESPECT OF GENERAL MEETINGS

          11.1 GOLD FIELDS SHAREHOLDER UNDERTAKINGS TO VOTE AGAINST THE PROPOSED IAMGOLD TRANSACTION

               Harmony has received an irrevocable undertaking from Norilsk to vote against the proposed IAMGOLD transaction at the Gold Fields general meeting to be convened for the purposes of considering the proposed IAMGOLD transaction (the "Gold Fields general meeting") in respect of 98,467,758 Gold Fields shares, representing approximately 20.03% of the entire issued share capital of Gold Fields.

          11.2 HARMONY SHAREHOLDER UNDERTAKINGS TO VOTE IN FAVOUR OF THE PROPOSED MERGER

               Harmony has received an irrevocable undertaking from African Rainbow Minerals Limited ("ARM") to vote in favour of the resolutions (the "Harmony resolutions") to be considered and, if deemed fit, passed at the Harmony general meeting (the "Harmony general meeting") for the successful implementation of the proposed merger, including the requisite resolutions approving the increase in the authorised share capital of Harmony and the allotment and issue of the Harmony consideration shares (the "Harmony consideration shares") in respect of 63,632,922 Harmony shares, representing approximately 19.8% of the entire issued share capital of Harmony.

12.  CONDITIONS PRECEDENT

     The proposed merger will be subject, inter alia, to the fulfilment or waiver, in whole or in part, of all or any, of the following conditions precedent:

     12.1 WITH REGARD TO THE EARLY SETTLEMENT OFFER:

          12.1.1 the passing and, where applicable, registration of the Harmony resolutions; and

          12.1.2 the registration statement with respect to the Harmony consideration shares in the United States of America ("United States" or "US) offering having been declared effective by the SEC.

     12.2 WITH REGARD TO THE SUBSEQUENT OFFER:

          12.2.1 the fulfilment of the condition precedents contained in paragraph 12.1;

          12.2.2 Harmony receiving acceptances of the subsequent offer from Gold Fields shareholders holding in excess of 50% of the entire issued share capital of Gold Fields (including those Gold Fields shares settled by Harmony under the early settlement offer and those Gold Fields shares in respect of which Norilsk has irrevocably undertaken to accept the subsequent offer);

          12.2.3 the proposed IAMGOLD transaction not being implemented for whatever reason including, inter alia, Gold Fields shareholders failing to approve the proposed IAMGOLD transaction at the Gold Fields general meeting;

                                                                 US ANNOUNCEMENT


          12.2.4 the proposed merger being approved by the South African Competition Authorities under the Competition Act, 1998 (Act 89 of 1998), as amended; and

          12.2.5 the approval of all regulatory authorities whose approval is required for the implementation of the proposed merger.

     Gold Fields shareholders' entitlement to the early settlement offer is not conditional on the fulfilment of any of the conditions precedent to the subsequent offer.

13.  FURTHER TERMS OF THE PROPOSED MERGER

     13.1 MECHANICS

          Harmony is extending the early settlement offer and the subsequent offer (the "offers") to Gold Fields shareholders to acquire all of their Gold Fields shares in terms of Section 440 of the Companies Act, 1973 (Act 61 of 1973), as amended (the "Companies Act"). Should the board of Gold Fields recommend the proposed merger, Harmony may wish to implement the proposed merger by way of a scheme of arrangement between Gold Fields and Gold Fields shareholders under Section 311 of the Companies Act.

     13.2 HARMONY CONSIDERATION SHARES

          All Harmony consideration shares to be issued to Gold Fields shareholders will rank pari passu in all respects with the Harmony shares currently in issue, including the right to all future dividends. Harmony will apply to the JSE for the listing of the Harmony shares to be issued under the offers. The Harmony shares to be issued in the US will be subject to a listing application at the New York Stock Exchange, Inc. ("NYSE"), in the form of ADSs. Any Harmony consideration shares to be issued on the London Stock Exchange, Euronext Paris and Euronext Brussels will be subject to listing applications in those markets as necessary.

     13.3 EARLY SETTLEMENT OFFER

          Subject to the condition  precedent  set out in paragraph  12.1 above,
          Harmony  will  make  the  early   settlement   offer  to  Gold  Fields
          shareholders on the following basis:

          - Harmony will settle unconditionally valid acceptances received in respect of up to a maximum of 34.9% of the entire issued share capital of Gold Fields;
          - to qualify for settlement under the early settlement offer, Harmony must receive valid acceptances, complete in all respects, by no later than 12h00 (South African time) on the early settlement closing date;
          - Gold Fields shareholders will be entitled to tender for acceptance up to their entire shareholdings of Gold Fields shares; and
          - in the event that valid acceptances in excess of 34.9% of Gold Fields' entire issued share capital are received by 12h00 (South African time) on the early settlement closing date, Harmony will only settle that number of Gold Fields shares which equates to 34.9% of the entire issued share capital of Gold Fields, on a pro rata basis, with the shares tendered by accepting Gold Fields shareholders scaled back accordingly.

          To the extent that shares tendered by Gold Fields shareholders for valid acceptance under the early settlement offer are not settled as a result of Harmony having received valid acceptances in excess of 34.9% of Gold Fields' entire issued share capital, such Gold Fields shareholders can elect to either:

                                                                 US ANNOUNCEMENT


          - have those Gold Fields shares which have not been settled under the early settlement offer returned to them; or
          - tender those Gold Fields shares which have not been settled under the early settlement offer for acceptance under the subsequent offer.

          If Gold Fields shareholders make no such election, certificated shareholders will be deemed to have elected to tender those Gold Fields shares which have not been settled under the early settlement offer for final settlement under the subsequent offer.

          The last day to trade in order to participate in the early settlement offer will be Friday, 19 November 2004.

          To the extent that Harmony increases its offer after the early settlement closing date, those Gold Fields shareholders who have already accepted the early settlement offer and received the offer consideration will remain entitled to receive the full benefit of any increased consideration due under any increased offer by Harmony, regardless of whether they had subsequently disposed of their new Harmony shares.

          Due to the difficulty in determining the precise number of Gold Fields shares validly received for acceptance under the early settlement offer, Harmony may require some time to determine the final pro rated numbers. Accordingly, Harmony will only settle the offer consideration due under the early settlement offer once the final pro rated numbers have been determined. It is expected that settlement will be despatched to both dematerialised and certificated shareholders as soon as practicable but in any event by no later than 3 December 2004.

     13.4 WITHDRAWAL RIGHTS FOR THE EARLY SETTLEMENT OFFER

          Gold Fields shareholders have the right to withdraw any Gold Fields shares that they tender at any time up to and including the date upon which the early settlement offer becomes unconditional. For a withdrawal to be effective, the transfer secretaries must receive a written notice of withdrawal prior to the date upon which the early settlement offer becomes unconditional.

          Gold Fields shares that have been withdrawn from the early settlement offer may be tendered for acceptance under the subsequent offer.

     13.5 SUBSEQUENT OFFER

          Harmony irrevocably undertakes, following completion of the early settlement offer, to make an immediate follow-on offer on the same terms as the early settlement offer for the balance of the entire issued share capital of Gold Fields not already acquired by Harmony under the early settlement offer. The subsequent offer will be subject to the conditions precedent set out in paragraph 12.2 above.

     13.6 WITHDRAWAL RIGHTS FOR THE SUBSEQUENT OFFER

          Gold Fields shareholders have the right to withdraw any Gold Fields shares that they tender at any time up to and including the date upon which the subsequent offer becomes unconditional. For a withdrawal to be effective, the transfer secretaries must receive a written notice of withdrawal prior to the date upon which the subsequent offer becomes unconditional. Withdrawal rights will not apply upon the subsequent offer being declared unconditional.

     13.7 FRACTIONS

          To the extent that Gold Fields shareholders become entitled to fractions of shares under the terms of the proposed merger, those fractions will be rounded to the nearest whole number.

                                                                 US ANNOUNCEMENT


     13.8 INTENTION TO INVOKE THE PROVISIONS OF SECTION 440K OF THE ACT

          In the event that acceptances under the offers are received from the holders of not less than nine-tenths of the entire issued share capital of Gold Fields, Harmony intends to invoke the provisions of
          Section 440K of the Companies Act in order to compulsorily acquire those Gold Fields shares in respect of which acceptances have not been received. In those circumstances, it is the intention of Harmony to effect the delisting of Gold Fields shares from the JSE, NYSE and any other relevant jurisdiction as soon as reasonably practicable after the implementation of the proposed merger.

14.  OPINIONS AND RECOMMENDATIONS

     The directors of Harmony have considered the terms and conditions of the proposed merger and are of the opinion that the proposed merger is in the best interests of Harmony and its shareholders. Accordingly, the board of Harmony supports the proposed merger and recommends that Harmony shareholders vote in favour of the Harmony resolutions to be proposed at the Harmony general meeting. Those directors of Harmony who hold Harmony shares intend to vote in favour of the Harmony resolutions in respect of their own Harmony shares.

15.  NOTICE OF GENERAL MEETING

     A general meeting of Harmony shareholders will be held at Harmony's corporate office, Randfontein Office Park, Corner Main Reef Road and Ward Avenue, Randfontein, on or about 12 November 2004 at 11h00 (South African time) for the purpose of considering and, if deemed fit, passing, with or without modification, the Harmony resolutions.

16.  DOCUMENTATION

     An offer document to Gold Fields shareholders (the "offer document") setting out the detailed information in relation to the proposed merger and the manner in which it will be implemented will be posted to Gold Fields shareholders shortly.

     A circular to Harmony shareholders (the "circular") setting out the detailed information in relation to the proposed merger and a notice of general meeting, including the resolutions to be proposed at the Harmony general meeting will be posted to Harmony shareholders shortly.

17.  THE PROPOSED MERGER IN OTHER JURISDICTIONS

     As part of the proposed merger, in order to comply with the regulations in other jurisdictions in which Gold Fields shares trade, Harmony will, on substantially similar terms to those described herein, make the offers in such other jurisdictions as may be required. A registration statement containing the prospectus used in connection with the proposed merger in the US will be filed with the SEC.

Should any Harmony or Gold Fields shareholder have any questions regarding the proposed merger, the Harmony general meeting or require assistance in completing either the form of acceptance accompanying the offer document or the form of proxy included in the circular, or have any other questions, US shareholders are encouraged to make use of the toll free Shareholder Information Hotline on 1 800 322 2885 (or +1 212 929 5500 if calling from outside the US); shareholders in South Africa are encouraged to make use of the toll free Shareholder Information Hotline on 09800 3231 3233; and shareholders in the United Kingdom, France and Germany are encouraged to make use of the toll free Shareholder Information Hotline on 00 800 3231 3233 (or +44 20 7814 5018 from outside these countries).

By order of the board

MARIAN VAN DER WALT
Secretary

Virginia
18 October 2004

                                                                 US ANNOUNCEMENT


ENQUIRIES

HARMONY

Ferdi Dippenaar       +27 11 684 0140   Corne Bobbert        +27 11 684 0146
Marketing Director    +27 82 807 3684   Investor Relations   +27 83 380 6614

HSBC                                    INVESTEC

Adrian Coates         +44 20 7991 8888  Dennis Tucker        +27 11 286 7324
Andrew Bell                             George Nakos
Jan Sanders                             Andrew Bradys
Tim Morgan-Wynne                        Kevin Kerr
Graham Shuttleworth

BEACHHEAD                               FINANCIAL DYNAMICS

Jennifer Cohen        +27 11 214 2400   Nic Bennett          +44 20 7831 3113
Patrick Lawlor                          Charles Watenphul

                                                                 SA ANNOUNCEMENT


                                 [HARMONY LOGO]
                                   ("HARMONY")

--------------------------------------------------------------------------------
           ANNOUNCEMENT REGARDING A POTENTIAL MERGER BETWEEN HARMONY
                    AND GOLD FIELDS LIMITED ("GOLD FIELDS")
--------------------------------------------------------------------------------

1.   INTRODUCTION

     The board of Harmony hereby announces the terms of a proposed merger between Harmony and Gold Fields (the "proposed merger"), under which Harmony proposes to acquire the entire issued share capital of Gold Fields in exchange for the issue to Gold Fields' shareholders of new shares in Harmony.

     Harmony has conveyed the terms of the proposed merger to the board of Gold Fields and is hopeful that the proposed merger will be recommended by the directors of Gold Fields. However, in view of the proposed transaction between Gold Fields and IAMGOLD Corporation Inc. ("IAMGOLD") (the "proposed IAMGOLD transaction"), which Harmony considers to be contrary to the best interests of Gold Fields shareholders, Harmony believes that Gold Fields shareholders should be afforded the opportunity to decide on the merits of the proposed merger at the earliest opportunity. To this end, Harmony will shortly post to Gold Fields shareholders an offer document containing the detailed terms and conditions of the proposed merger.

     The proposed merger is conditional, inter alia, on the proposed IAMGOLD transaction not proceeding and the approval of the proposed merger by Harmony shareholders.

     Your attention is drawn to important information at the end of this announcement.

2.   THE PROPOSED MERGER

     The proposed merger, which will be on the terms and subject to the conditions precedent set out in this announcement, will be made on the following basis:

     for each Gold Fields share             1.275 new Harmony shares,
     for each Gold Fields ADS               1.275 new Harmony ADSs

     (the "proposed merger ratio") which will value the entire issued ordinary share capital of Gold Fields at approximately R52.9 billion (US$8.1 billion), based on the closing price of R84.41 per Harmony share on the JSE Securities Exchange South Africa ("JSE") on 14 October 2004, the last practicable date prior to the date of this announcement.

     The proposed merger ratio represents:

     - a premium of approximately 29%, calculated by comparing the closing Harmony share price of R84.41 on 14 October 2004, multiplied by the proposed merger ratio, to the average of the daily volume weighted average price of Gold Fields shares on the JSE for the 30 business days ending 14 October 2004; and
     - an implied Gold Fields price to net present value ("P/NPV") multiple of 2.4x.

     The premium of approximately 29% compares favourably to the average premium of:

     - 22% paid in transactions in the South African market between 2001 and 2003; and
     - 25% paid in unsolicited all-share offers in the international market since January 2001.

     The implied Gold Fields P/NPV multiple of 2.4x compares favourably to:

     -    the trading P/NPV multiples of comparable gold companies:

                                                                 SA ANNOUNCEMENT


          o the average P/NPV of the international gold majors (Barrick Gold Corp, Newmont Mining Corp and Placer Dome Inc) of 2.4x;
          o the average P/NPV of the South African gold majors (AngloGold Ashanti Ltd, Gold Fields Ltd and Harmony Gold Mining Co Ltd) of 1.9x; and
          o the average P/NPV of the international midcap gold companies (Agnico-Eagle Mines Ltd, Compania de Minas Buenaventura S.A.A., Glamis Gold Corp, Goldcorp Inc, Kinross Gold Corp, Meridian Gold Inc, Newcrest Mining Ltd and Wheaton River Minerals Ltd) of 1.9x.

     -    the P/NPV multiples paid on comparable acquisitions since 1999:
          o    the average of all such transactions since 1999 of 1.4x;
          o the average of all such transactions with a consideration of over US$1 billion since 1998 of 1.7x;
          o    the average paid for South African targets since 1998 of 0.9x;
          o    the average paid by South African acquirors since 1998 of 1.3x;
          o the multiple paid by AngloGold Ltd for Ashanti Goldfields Co Ltd of 1.6x; and
          o    THE MULTIPLE IN THE PROPOSED IAMGOLD TRANSACTION OF 1.1x.

3.   UNDERTAKINGS TO SUPPORT THE PROPOSED MERGER

     Harmony has received an irrevocable undertaking from MMC Norilsk Nickel ("Norilsk") to accept the subsequent offer (defined below) in respect of 98,467,758 Gold Fields shares, representing approximately 20.03% of the entire issued share capital of Gold Fields.

4.   STRUCTURE OF THE PROPOSED MERGER

     Harmony has designed a mechanism to allow Gold Fields shareholders to realise, within as short a time period as reasonably practicable, the benefit of the premium inherent within the proposed merger. However, in order to comply with the regulatory requirements in the United States ("US"), and to allow all Gold Fields shareholders to benefit from this mechanism, the proposed merger is to be structured as two immediately consecutive offers, each subject to the respective conditions precedent set out in paragraph 13.

     Through the making of this announcement, Harmony has irrevocably committed to offer to acquire the entire issued share capital of Gold Fields in the following manner:
     - early settlement offer: an initial offer to acquire up to 34.9% of the entire issued share capital of Gold Fields on the basis set out below (the "early settlement offer"); and
     - subsequent offer: an immediate follow-on offer subject to the conditions precedent set out in paragraph 13.2 and on the same terms as the early settlement offer for the balance of the entire issued share capital of Gold Fields not already acquired by Harmony under the early settlement offer (the "subsequent offer").

5.   EARLY SETTLEMENT OFFER

     Subject to the conditions precedent set out in paragraph 13.1, Harmony will make the early settlement offer to Gold Fields shareholders on the following basis:

     - Harmony will settle unconditionally valid acceptances received in respect of up to a maximum of 34.9% of the entire issued share capital of Gold Fields;
     - to qualify for settlement under the early settlement offer, Harmony must receive valid acceptances, complete in all respects, by no later than 12h00 (South African time) on Friday, 26 November 2004 ("the early settlement closing date");
     - Gold Fields shareholders will be entitled to tender for acceptance up to their entire holdings of Gold Fields shares; and
     - in the event that valid acceptances in excess of 34.9% of Gold Fields' entire issued share capital are received by the early settlement closing date, Harmony will only settle that number of Gold Fields shares which equates to 34.9% of the entire issued share capital of Gold Fields, on a pro rata basis, with the shares tendered by accepting Gold Fields shareholders scaled back accordingly.

     In addition, to the extent that Harmony increases its offer after the early settlement closing date, those Gold Fields shareholders who have already accepted the early settlement offer and have received the offer

                                                                 SA ANNOUNCEMENT


     consideration will remain entitled to receive the full benefit of any increased consideration due under any increased offer by Harmony, regardless of whether they had subsequently disposed of their new Harmony shares.

     Norilsk has irrevocably committed not to accept the early settlement offer in respect of its entire holding of approximately 20.03% of the entire issued share capital of Gold Fields. As a consequence, other Gold Fields shareholders will be able to maximise their opportunity to participate in the early settlement offer, and will be able to realise a minimum of approximately 44% of their Gold Fields holdings under the early settlement offer. To the extent that any further Gold Fields shareholders do not take advantage of the early settlement offer, Gold Fields shareholders could receive settlement for a greater percentage of their Gold Fields holdings, up to 100%.

     Those Gold Fields shareholders who do not accept the early settlement offer do not have any restrictions on the tradeability of their Gold Fields shareholdings.

     Harmony intends to vote those Gold Fields shares that it acquires pursuant to the early settlement offer against any resolutions to be proposed to implement the proposed IAMGOLD transaction.

6.   SUBSEQUENT OFFER

     Harmony irrevocably undertakes, following completion of the early settlement offer, to make an immediate follow-on offer on the same terms as the early settlement offer for the balance of the issued share capital of Gold Fields not already acquired by Harmony under the early settlement offer. The subsequent offer will be subject to the conditions precedent set out in paragraph 13.2.

7.   BACKGROUND TO AND REASONS FOR THE PROPOSED MERGER

     Harmony is one of the world's largest independent growth-oriented gold mining companies, distinguished by the focused operational and management philosophies that it employs throughout the Harmony group. Harmony's growth strategy is focused on building a leading international gold mining company through acquisitions (26 over the past six years), organic growth and focused exploration. This strategy has resulted in the growth of Harmony's attributable production from 0.65 million ounces in 1995 to 3.3 million ouncesfor the financial year ending 30 June 2004.

     Harmony has successfully achieved its growth strategy through evolving and implementing a set of management systems and philosophies, which Harmony refers to as the "Harmony Way" (the "Harmony Way") and which Harmony believes are unique in the South African gold mining industry, and applying them to the assets that it operates. The Harmony Way is underpinned by the concepts of empowered management teams, active strategic management by the Harmony board, increased productivity, reduced management tiers, a no-frills, low cost ethic and the introduction of sophisticated cost accounting systems and strict ore accounting and ore reserve management systems.

     A significant component of the success of Harmony's strategy to date has been its ability to acquire under-performing mining assets, including assets purchased from Gold Fields, mainly in South Africa, and, in a relatively short time-frame, to transform these mining assets into cost-effective production units, thereby creating significant value for Harmony and Harmony shareholders.

     Pursuant to its ongoing assessment of the various investment opportunities within South Africa and the broader global gold mining industry, Harmony has identified Gold Fields as an attractive merger candidate, with a compelling rationale from an operational and growth perspective.

     Gold Fields is one of the world's largest unhedged gold mining companies with annual gold production of approximately 4.2 million ounces for the financial year ended 30 June 2004, with proven and probable attributable gold reserves of 77 million ounces and mineral resources of 183 million ounces as at 30 June 2004. Gold Fields has operations in South Africa, Australia and Ghana (West Africa). In addition, Gold Fields has a geographically diverse exploration portfolio, as well as the Arctic Platinum Project ("APP"), an advanced stage Platinum Group Metals project in Northern Finland and the Cerro Corona Copper/Gold Project in Peru ("Cerro Corona").

                                                                 SA ANNOUNCEMENT


     The proposed merger will allow Harmony to build on its position as a leading cost-effective South African gold mining company and will create a new super major in the global gold mining industry.

8.   RATIONALE FOR THE PROPOSED MERGER

     The proposed merger is driven by Harmony's pursuit of a number of key strategic objectives, including:
     - creating significant value through the application of the Harmony Way to generate cost efficiencies from Gold Fields' South African assets, together with operational synergies from Harmony's and Gold Fields' contiguous assets;
     - revitalising Gold Fields' assets within the Southern African Development Community ("SADC") (the "South African portfolio");
     -    accessing the value of Gold Fields' exploration portfolio;
     - retaining the true value within Gold Fields' international portfolio for the benefit of its shareholders;
     - ensuring a well balanced portfolio of assets spread across the life-cycle of mines; and
     - creating a new super major with a compelling equity story and enhanced investor appeal.

     SUBSTANTIAL OPERATIONAL SYNERGIES

     Harmony firmly believes that it can achieve significant reductions in Gold Fields' cost base. Harmony estimates that, in order to justify the premium offered to Gold Fields shareholders, it only needs to achieve unit cost reductions equivalent to at least 15% per annum in Gold Fields' South African cost structure, over and above Gold Fields' current efficiency initiatives, equating to an estimated improvement in pre-tax operating profit of approximately R1 billion per annum.

     These cost  benefits are expected to be achieved,  inter alia,  through:
     -    improving operational efficiencies;
     -    rationalising corporate overhead and administrative infrastructures;
     -    rationalising activities in areas such as procurement and insurance;
     -    improved capital programme management;
     -    improved  services  management  and  mine  planning  systems;   and
     -    empowering local operational management.

     Harmony believes that its ability to deliver cost savings in South Africa is borne out by its demonstrable track record in applying its low cost culture and high productivity mining methods to previously acquired assets:

     ---------------------------------------------------------------------------------------------------------------------
     ASSET                    NET INVESTMENT           PAYBACK PERIOD          UNIT (UNDERGROUND MINING R/T) COST
                              (R MILLION)                                      REDUCTION (JUNE 2004 TERMS)
     ---------------------------------------------------------------------------------------------------------------------

     ACQUIRED FROM GOLD
     FIELDS

     Evander                  452                      10 quarters             31%
     St Helena (50%)          60                       -                       27%

     ---------------------------------------------------------------------------------------------------------------------
     WEIGHTED AVERAGE                                                          31%
     ---------------------------------------------------------------------------------------------------------------------

     OTHER ACQUISITIONS

     Randfontein              854                      9 quarters              16%
     Freegold (50%)           1,416                    11 quarters             27%
     Elandsrand               1,053                    -                       16%

     ---------------------------------------------------------------------------------------------------------------------
     WEIGHTED AVERAGE OF ABOVE ACQUISITIONS                                    22%
     ---------------------------------------------------------------------------------------------------------------------

                                                                 SA ANNOUNCEMENT


     A STRATEGY FOR VALUE AND GROWTH, BOTH DOMESTICALLY AND INTERNATIONALLY

     Harmony considers that Gold Fields' management has prematurely accelerated the exploitation of the South African portfolio's reserves through mining higher grades and reducing development metreage ("harvest mode") and believes that, through the application of the Harmony Way, Harmony can revitalise this valuable asset base. Harmony believes that the application of the Harmony Way to Gold Fields' South African assets will produce significantly reduced overall unit costs, which, together with the introduction of improved ore reserve management systems, will lead to increased operational and financial flexibility. Harmony believes that this will have the effect of not only increasing profitability but will also convert below margin areas into economically viable areas. Based on past experience, this process is expected to increase reserves and extend and enhance the economic life of Gold Fields' South African mines.

     As a result, Harmony believes that it will re-establish the viability and future competitiveness of Gold Fields' South African assets, putting mature assets or assets currently in harvest mode back into growth mode, transforming current replacement projects into genuine growth opportunities and allowing projects that were previously abandoned to be reconstituted as economically feasible.

     Harmony believes that its ability to deliver is further demonstrated by its track record in turning terminal assets back into growth assets. The table below sets out the details of new reserves created by Harmony from assets and projects that had been abandoned by previous operators. When completed, the projects will produce an aggregate of over 1.5 million higher grade, lower cost additional ounces per annum:

     ---------------------------------------------------------------------------------------------------------------------
     PROJECT                                       MINEABLE RESERVE     TOTAL FUNDING COST PER       PRODUCTION PER ANNUM
                                                      ('000 OUNCES)                      OUNCE                   (OUNCES)
                                                                                       (US$) *

     ---------------------------------------------------------------------------------------------------------------------

     Masimong expansion                                       2,530                         12                    315,000
     Elandsrand new mine                                      6,300                         33                    450,000
     Tshepong decline                                         1,300                         28                    167,000
     Phakisa shaft                                            4,100                         18                    265,000
     Doornkop South Reef shaft                                3,700                         46                    330,000

     ---------------------------------------------------------------------------------------------------------------------
     TOTAL                                                   17,930                         27                  1,527,000
     ---------------------------------------------------------------------------------------------------------------------

     * Includes acquisition, exploration and capital expenditure figures

     Harmony believes that positive socio-economic benefits, primarily from the creation of further employment opportunities and extending the life of existing jobs, accrue from applying the Harmony Way to increase reserves and extend the life of mines. In addition, the resultant increase in profitability and financial flexibility will enable the enlarged group to fund capital and development expenditure, offering long term growth opportunities, improving the overall quality of the enlarged group's asset portfolio and maximising shareholder returns.

     Harmony believes that a revitalised South African asset base will provide the platform from which to develop the international asset portfolio of Gold Fields. Harmony will continue to explore new business opportunities and pursue suitable acquisitions both within South Africa and internationally.

     Harmony intends to manage actively the combined international asset portfolio and continue to support and expand exploration activities as another important avenue for increasing the size of its reserve base. Harmony will examine the real potential of Gold Fields' APP (Finland) and Cerro Corona (Peru) projects and plans to continue to further develop the known potential of its own Hidden Valley (Papua New Guinea) and Wafi/Golpu (Papua New Guinea) projects. Harmony will also consider, on an ongoing basis, value creation opportunities for the international portfolio, both collectively and on an individual basis. Such opportunities might include a future listing or collective disposal of the international assets, or the disposal of participations in an individual asset. Should Harmony decide to realise the value in, or valorise all or part of, its international assets, Harmony would plan to do so only for full value in a manner that ensured that shareholders fully participated in the upside and at a valuation that incorporated the full benefit of any international rating.

                                                                 SA ANNOUNCEMENT


     CREATION OF A NEW SUPER MAJOR WITH ENHANCED INVESTOR APPEAL

     Harmony and Gold Fields are currently the world's 6th and 4th largest gold mining companies, respectively, in terms of attributable production, producing approximately 3.3 and 4.2 million ounces per annum during the financial year ended 30 June 2004 respectively.

     The proposed merger will create a new super major with true global scale and relevance, an attractive stock for both gold and non-gold investors. The enlarged Harmony group will be:

     THE WORLD'S LARGEST GOLD MINING COMPANY BY:

     -    attributable production of approximately 7.5 million ounces per annum;
     -    reserves   amounting  to  approximately  139  million  ounces;  and
     -    resources amounting to approximately 593 million ounces.

     The above is based on information publicly available as at 30 June 2004.

     THE WORLD'S SECOND LARGEST GOLD MINING COMPANY BY:

     - market capitalisation of approximately US$11.0 billion, based on the closing prices of Harmony and Gold Fields shares on the JSE on 14
          October 2004, the last practicable date prior to the date of this announcement, on a pro forma basis, prior to any market re-rating which may result from the recognition of the benefits expected from the proposed merger.

     The enlarged Harmony group will retain an integrated geographic strategy, led by a strong management team with a proven track record both operationally and in terms of delivering value-enhancing acquisitions. The combination of the two companies and the subsequent increase in market capitalisation will increase the weighting in all relevant investment indices, leading to greater liquidity and access to a greater universe of potential investors.

     As a new super major, Harmony believes that the enlarged group will have the requisite financial strength and flexibility to continue to deliver value to its shareholders through:
     - profit enhancement at existing operations through the continued implementation of Harmony's unique management structure, systems and philosophy;
     -    growth in production resulting from organic projects;
     - growth from contiguous acquisitions in South Africa and internationally; and
     - continued expansion of its reserve base through its current and future exploration and development projects.

9.   THE PROPOSED IAMGOLD TRANSACTION

     9.1  BACKGROUND

          In a detailed terms announcement published in the press on 1 October 2004, Gold Fields announced that it had signed a definitive agreement with IAMGOLD, a public company listed on the Toronto Stock Exchange, pursuant to which it is intended that IAMGOLD would, subject to certain conditions precedent, acquire substantially all of Gold Fields' net cash resources and all of Gold Fields' mining, development and exploration assets located outside the SADC.

          Under the terms of the definitive agreement, IAMGOLD would, subject to adjustment, issue to Gold Fields 351,690,218 shares in IAMGOLD in consideration for such assets, which would result in Gold Fields owning approximately 70% of the fully diluted equity of the enlarged IAMGOLD. In addition, prior to completion of the proposed IAMGOLD transaction, IAMGOLD shareholders would receive a special cash dividend of C$0.50 per IAMGOLD share.

          Gold Fields' stated rationale for the proposed IAMGOLD transaction is that it would create an entity that is better equipped to compete with international gold companies through more direct access to

                                                                 SA ANNOUNCEMENT


          international capital and debt markets, with increased flexibility to react more swiftly to acquisition and project development opportunities as they arise. Gold Fields further contends that the injection of its non-South African portfolio assets into a separately listed, independent company could present an opportunity for further value creation in that the market might be expected to benchmark these assets against those of an international peer group, which Gold Fields states is rated at a premium to Gold Fields.

     9.2  ANALYSIS OF THE PROPOSED IAMGOLD TRANSACTION

          Harmony believes that Gold Fields' rationale for the proposed IAMGOLD transaction is unconvincing and difficult to justify from both a value and structural perspective. In addition, Harmony believes that the proposed IAMGOLD transaction has significant negative implications for Gold Fields, its shareholders, its South African assets and all of its stakeholders.

          9.2.1 FROM A VALUE PERSPECTIVE

               DISPOSAL  OF  GOLD  FIELDS'   INTERNATIONAL  ASSET  PORTFOLIO  AT
               SUBSTANTIALLY LESS THAN FAIR VALUE

               Gold Fields is disposing of its international asset portfolio, including almost all of its existing net cash reserves, at an implied P/NPV multiple of only 1.1x.

               This represents:

               - a discount of 48% to the current analyst consensus average P/NPV multiple of 2.1x for Gold Fields. The extent of the discount is even greater in the context of Gold Fields' stated rationale for the transaction, that the relative rating of its international asset portfolio should be higher than the rating ascribed to its South African portfolio and thus its overall rating;
               -    a discount of 42% to the current analyst  consensus  average
                    P/NPV multiple of 1.9x for the South African gold majors;
               -    a discount of 42% to the current analyst  consensus  average
                    P/NPV multiple of 1.9x for mid-cap international gold companies; and
               - a discount of 54% to the analyst consensus average P/NPV multiple of 2.4x for the international gold majors.

               The market has recognised this value leakage and reflected it through the relative share price performances of Gold Fields and IAMGOLD. In the six weeks following the announcement of the proposed IAMGOLD transaction on 11 August 2004, the Gold Fields share price only performed in line with its South African peers, whilst over the same period, IAMGOLD substantially outperformed Gold Fields, Harmony and the HSBC Global Gold Index, moving from C$6.99 to C$10.05 (cum-dividend) as at 14 October 2004, an increase of over 40%, fully supporting Joe Conway's (Chief Executive Officer of IAMGOLD) statement that the transaction is "highly accretive to us" (source: management interview with Joe Conway on 11 August 2004).

               SUBSTANTIAL PREMIUM PAID TO IAMGOLD SHAREHOLDERS ON A RELATIVE CONTRIBUTION BASIS

               Based  on  the  metrics   used  by  Gold  Fields  in  its  market
               presentation on 11 August 2004, Gold Fields is contributing the following:

               -    73% of net asset value;
               -    72% of operating cash flows;
               -    74% of resources;
               -    76% of reserves; and
               -    76% of production.

               In return, Gold Fields is only receiving approximately 70% of the fully diluted equity of the enlarged IAMGOLD, prior to taking into account the negative impact of the C$0.50 per share special cash dividend payable to IAMGOLD shareholders.

                                                                 SA ANNOUNCEMENT


               Other metrics not examined by Gold Fields, based on 30 June 2004 numbers, imply an even more favourable deal for IAMGOLD, with Gold Fields contributing the following:

               -    75% of revenues;
               - 75% of earnings before interest, tax, depreciation and amortisation ("EBITDA");
               -    79% of earnings before interest and tax ("EBIT")
               -    87% of net income;
               -    79% of reserves; and
               -    82% of resources (measured and indicated).

               Moreover, Gold Fields is contributing its entire exploration portfolio as well as approximately US$400 million in cash, representing almost all of Gold Fields' existing net cash resources.

               Gold Fields is clearly paying a substantial premium to IAMGOLD shareholders, even before the payment to them of the US$60 million special dividend.

               This is recognised by Gold Fields, as evidenced by Chris Thompson's (Chairman of Gold Fields Limited) statement: "In the final determination, we made sure that there was an edge given to IAMGOLD on all these determinants. So whichever way you looked at them, whichever metric you wanted to focus on, there was an advantage, if you will an embedded premium, given to IAMGOLD on all of these things. Then in addition to that, we threw in a C$0.50 dividend." (source: management interview with Chris Thompson on 11 August 2004).

               CHALLENGING FOR GOLD FIELDS SHAREHOLDERS TO BREAK EVEN UNDER THE PROPOSED IAMGOLD TRANSACTION

               Gold Fields states that the injection of its international assets into IAMGOLD could create value for Gold Fields shareholders due to a re-rating of the enlarged IAMGOLD.

               Harmony considers that the basis for a substantial re-rating of the enlarged IAMGOLD is not intuitive from an operational perspective, given that there are no operating fundamentals to support a re-rating:
               - no real addition of critical mass through the inclusion of IAMGOLD's assets;
               - IAMGOLD has no operational control over its principal assets;
               -    no apparent upside in the IAMGOLD portfolio;
               -    no obvious synergistic benefits; and
               - a duplicated corporate structure with a resultant likely increase in fixed overheads.

               Furthermore, there are no market fundamentals to support a re-rating:
               -    the enlarged IAMGOLD will remain a mid-cap producer;
               - its shares will face substantial illiquidity due to the small free-float of the enlarged IAMGOLD; and
               - the enlarged IAMGOLD will still be impacted by the Exchange Control requirements applied by the South African Reserve Bank ("SARB").

               Given the disproportionately low valuation ascribed to Gold Fields' international portfolio, Gold Fields shareholders are starting from an unnecessarily low relative value base, requiring a significant rise in the IAMGOLD share price to enable Gold Fields shareholders just to break even. Harmony estimates that, for Gold Fields shareholders to break even, the IAMGOLD share price would need to increase to approximately C$14.54 (cum-dividend).

               Put another way, in the event that Gold Fields shareholders do break even under the proposed IAMGOLD transaction, IAMGOLD shareholders would have received a premium of approximately 108% or some US$900 million.

                                                                 SA ANNOUNCEMENT


       9.2.2   STRUCTURAL ISSUES RELATING TO THE PROPOSED IAMGOLD TRANSACTION

               The proposed IAMGOLD transaction will result in a complex and inefficient corporate structure, which creates potential value leakage due to:
               -    the possible holding company discount;
               - the non-compete undertaking restricting Gold Fields itself to a small geographic territory;
               - multiple investment entry points into the portfolio through both Gold Fields itself as well as the enlarged IAMGOLD; and
               - a lack of financial flexibility to allow for the optimal allocation of scarce financial resources.

               GOLD FIELDS IS LOSING CONTROL EVEN THOUGH IT IS PAYING A PREMIUM

               Post implementation of the proposed IAMGOLD transaction, Gold Fields would have only 2 directors out of a possible 10 on the board of directors of the enlarged IAMGOLD. In accordance with directors' fiduciary duties and corporate governance best practices, the enlarged IAMGOLD would be a stand-alone company run by a board on an arm's length basis that has to be fully independent of Gold Fields. Accordingly, Gold Fields' ability to exert influence over the assets of the enlarged IAMGOLD is significantly reduced and any attempt to do so would serve to reduce the rating of the new vehicle.

               GOLD FIELDS IS LEFT WITH LITTLE CASH AND IS GIVING AWAY CONTROL OF ITS CASH FLOWS

               In addition to transferring almost all of its existing net cash resources to the enlarged IAMGOLD, Gold Fields has further reduced its future access to cash flow by disposing of its international asset portfolio, which, during the financial year ended 30 June 2004, generated approximately 75% of Gold Fields' operating cash flows.

               Following completion of the proposed IAMGOLD transaction, Gold Fields' ability to freely access the cash flows from the enlarged IAMGOLD would be restricted to dividend flows, which themselves would be impacted by:
               - the requirement for such dividends to be declared by the independent board of the enlarged IAMGOLD, which Gold Fields does not control;
               - the fact that mid-cap international gold companies traditionally do not pay material dividends;
               - the cash requirements of the enlarged IAMGOLD, particularly in the context of its stated commitment to increase its production from 2 million to 3.5 million ounces per annum within a 3 year period;
               -    the impairment effect of tax inefficiencies; and
               - the 30% equity leakage to the enlarged IAMGOLD's minority shareholders.

               Harmony believes that completion of the proposed IAMGOLD transaction is likely to lead to a loss of financial control for Gold Fields, potentially prejudicing the optimal allocation of scarce cash resources with negative implications for Gold Fields and its South African portfolio.

               GOLD FIELDS IS GIVING AWAY CONTROL OF ITS GROWTH

               Gold Fields has given a commitment not to compete with the enlarged IAMGOLD for future international growth opportunities, excluding the SADC region. Limiting Gold Fields' growth potential to SADC is inadequate for a company of its size and status, especially given that the non-SADC part of the Gold Fields portfolio has delivered all of its growth over the past 4 years. In this time, Gold Fields' asset portfolios achieved the following rates of growth/decline:

               -    international   portfolio  -  compound   annual   growth  in
                    production of 54%; and
               -    South  African   portfolio  -  compound  annual  decline  in
                    production of 6%.

               It  appears,   therefore,   that,   under  the  proposed  IAMGOLD
               transaction, Gold Fields is transferring all of its growth potential to the enlarged IAMGOLD.

               In addition, the pursuit of a segregated geographic model further raises doubt about the future growth potential of Gold Fields due to:

                                                                 SA ANNOUNCEMENT


               - the transfer to the enlarged IAMGOLD of Gold Fields' entire exploration portfolio. Harmony considers that the timing in respect of the APP and Cerro Corona projects appears to be particularly sub-optimal from a value achieved and growth perspective, as evidenced by Chris Thompson's statement:
                    "What we can all agree is that if some of our expectations do come true over the next five years, or the next six to eight months frankly, APP might become extremely valuable indeed." (source: management interview with Chris Thompson on 11 August 2004); and
               - reliance on dividend flows from the enlarged IAMGOLD to fund the development of Gold Fields and its remaining South African assets. As noted above, it is unclear whether these dividends will be forthcoming.

               On the basis of the above, Harmony questions whether Gold Fields will be able to deliver replacement reserves in South Africa, let alone growth.

               Harmony believes that, following completion of the proposed IAMGOLD transaction, Gold Fields shareholders will be left with control of orphaned, mature, capital expenditure-intensive assets in South Africa that have been prematurely put into harvest mode. Aside from this, Gold Fields shareholders will only have a 70% interest in their own international assets and development portfolio, with such interest subject to potential further dilution as the enlarged IAMGOLD uses its paper to fund acquisitions.

               GOLD FIELDS IS JEOPARDISING ITS ABILITY TO PAY FUTURE DIVIDENDS

               Pursuant  to  the   implementation   of  the   proposed   IAMGOLD
               transaction, Gold Fields' ability to maintain its historic dividend payout ratio is greatly reduced in the absence of any substantial dividend receipts from the enlarged IAMGOLD.

               In addition, prior to Gold Fields being in a position to declare dividends to its shareholders, it must fund the capital expenditure requirements of its current South African assets, not to mention any growth projects, as well as the financing of approximately R437 million per annum interest payable on the loan from Mvelaphanda Resources Limited ("Mvelaphanda"), under the Mvelaphanda Black Economic Empowerment transaction announced in the press on 26 November 2003.

10. THE PROPOSED MERGER - PUTTING THE PROPOSED IAMGOLD TRANSACTION INTO PERSPECTIVE

     In contrast to the proposed IAMGOLD transaction, Harmony believes that the proposed merger provides Gold Fields shareholders with, inter alia, the following benefits:
     -    a full and upfront premium to Gold Fields' current share price;
     - significant operational value enhancements and synergies from the application of the Harmony Way to Gold Fields' assets;
     - prevention of the disposal of the international asset portfolio and exploration portfolio at significantly less than fair value;
     - retained access to the existing asset portfolio and future growth opportunities both locally and internationally and the prospective exploration development potential;
     - retained access to existing cash resources and future cash flows from which to fund capital expenditure, development and pay dividends;
     - full financial flexibility, allowing for the optimum allocation of cash resources between all assets, whether in South Africa or elsewhere, subject to SARB conditions;
     - the creation, rather than the potential erosion, of value in South Africa, through the revitalisation of Gold Fields' South African portfolio;
     - retention of a simple corporate structure, avoiding any of the potential value leakage implicit within the structure of the proposed IAMGOLD transaction;
     - full management control, further enhanced by gaining access to Harmony's management team, with their proven deal-making skills and their reputation as highly regarded gold mining operators; and
     - the creation of the world's largest gold producer with global scale and relevance and the firepower to grow both the domestic and international businesses.

                                                                 SA ANNOUNCEMENT


11.   SHAREHOLDER SUPPORT IN RESPECT OF GENERAL MEETINGS

          11.1 GOLD FIELDS SHAREHOLDER UNDERTAKINGS TO VOTE AGAINST THE PROPOSED IAMGOLD TRANSACTION

               Harmony has received an irrevocable undertaking from Norilsk to vote against the proposed IAMGOLD transaction at the Gold Fields general meeting to be convened for the purposes of considering the proposed IAMGOLD transaction (the "Gold Fields general meeting") in respect of 98,467,758 Gold Fields shares, representing approximately 20.03% of the entire issued share capital of Gold Fields.

          11.2 HARMONY SHAREHOLDER UNDERTAKINGS TO VOTE IN FAVOUR OF THE PROPOSED MERGER

               Harmony has received an irrevocable undertaking from African Rainbow Minerals Limited ("ARM") to vote in favour of the resolutions (the "Harmony resolutions") to be considered and, if deemed fit, passed at the Harmony general meeting (the "Harmony general meeting") for the successful implementation of the proposed merger, including the requisite resolutions approving the increase in the authorised share capital of Harmony and the allotment and issue of the Harmony consideration shares (the "Harmony consideration shares") in respect of 63,632,922 Harmony shares, representing approximately 19.8% of the entire issued share capital of Harmony.

12.  PRO FORMA FINANCIAL EFFECTS OF THE PROPOSED MERGER

     The following tables set out the pro forma financial effects of the proposed merger. The pro forma financial effects have been prepared for illustrative purposes only and may not give a fair reflection of the financial position of the enlarged Harmony Group. The pro forma financial effects are the responsibility of the board of Harmony.

     12.1 HARMONY PRO FORMA - ACCEPTANCES REPRESENTING 50% OF THE OFFER SHARES

     --------------------------------------------------------------------------------------------------------
                                                                  PUBLISHED           PRO FORMA     % CHANGE
                                                                 BEFORE THE           AFTER THE
                                                                   PROPOSED            PROPOSED
                                                                 MERGER (1)    MERGER (2)(3)(4)
     --------------------------------------------------------------------------------------------------------

     Basic loss per share (cents) (5)                                 (206)               (193)           6%

     Basic headline loss per share (cents) (5)                        (308)               (202)          34%

     Fully diluted loss per share (cents) (6)                         (205)               (192)           6%

     Fully diluted headline loss per share (cents) (6)                (306)               (201)          34%

     Net asset value per share (cents) (3)                            6,479               7,449          15%

     Net tangible asset value per share (cents) (3)                   5,772               6,424          11%

     Number of shares in issue                                  320,741,577         634,068,059          98%
     --------------------------------------------------------------------------------------------------------

     Notes:

     1. The figures in the "Published before the proposed merger" column have been extracted from Harmony's audited annual financial statements for the financial year ended 30 June 2004.

     2. The figures in relation to Gold Fields have been extracted from Gold Fields' audited annual financial statements for the financial year ended 30 June 2004.

     3. The following assumptions were taken into account in arriving at net asset value and tangible net asset value:

          (i) the "pro forma after the proposed merger" column assumes that the proposed merger was implemented on 30 June 2004;

          (ii) the adjustment to share capital for the issue of 313,326,482 (representing 50% of the Gold Fields shares in issue at 30 June 2004 multiplied by 1.275, being the ratio of Harmony shares to be issued for each Gold Fields share) Harmony consideration shares at the nominal value of 50 cents per share as settlement for the offer consideration;

          (iii) the adjustment to share premium represents the excess of the closing market price of Harmony shares on the JSE of 8441 cents as at the last practicable date above the nominal value of 50 cents per share;

                                                                 SA ANNOUNCEMENT


          (iv) the calculation of the pro forma net asset value per share and net tangible asset value per share assumes that the Harmony consideration shares were issued on 30 June 2004;

          (v) the adjustment to property, plant and equipment represents the net book value of Gold Fields' property, plant and equipment as at 30 June 2004 of R15,829 million and an adjustment of R27,521 million which is based on the difference between 50% of the market capitalisation of the Gold Fields group (Gold Fields shares in issue at 30 June 2004 multiplied by the Gold Fields share price of 9089 cents as at the last practicable date) less 50% of the net asset value of the Gold Fields group at 30 June 2004 as per the audited annual financial statements, increased by the related deferred tax liability using the mining statutory tax rate of 46%;

          (vi) the adjustment to intangible assets represents the goodwill arising from the implementation of the proposed merger, calculated as the consideration paid (Harmony shares issued as consideration multiplied by the Harmony share price on the last practicable date) less 50% of the market capitalisation of Gold Fields (Gold Fields shares in issue at 30 June 2004 multiplied by the Gold Fields share price on the last practicable date) and estimated transaction costs of R116 million;

          (vii) the adjustment to deferred tax liabilities includes an amount of R12,660 million arising on the adjustment of R27,521 million to the carrying value of Gold Fields' property, plant and equipment using the statutory mining rate of 46% as per note (v) above;

          (viii) all other adjustments represent the carrying value of Gold Fields' assets and liabilities as at 30 June 2004 as extracted from its audited annual financial statements as at 30 June 2004; and

          (ix) IFRS 3 has not been taken into account in preparing the pro forma balance sheet, as this was not the accounting policy of Harmony for the year ended 30 June 2004.

     4. The following assumptions were taken into account in determining basic loss per share, headline loss per share, fully diluted loss per share and fully diluted headline loss per share:

          (i) the "pro forma after the proposed merger" assumes that the proposed merger was implemented with effect from 1 July 2003;

          (ii) except for the adjustments to amortisation and depreciation of goodwill, property, plant and equipment, taxation and minority interests, all adjustments represent the income statement of Gold Fields for the financial year ended 30 June 2004 as extracted from the audited annual financial statements for the year ended 30 June 2004;

          (iii) included in the adjustment to amortisation and depreciation is an additional charge amounting to R1,587 million as a result of the amortisation of the increase in fair value of property, plant and equipment and goodwill which is amortised over a period of twenty years;

          (iv) included in the adjustment to taxation is a reversal of R633 million of the deferred tax liability arising from the adjustment to property, plant and equipment; and

          (v) included in the adjustment to headline earnings is the amortisation of the goodwill arising from the transaction amounting to R211 million.

     5.   A  weighted  average  of  566,884,482   shares  in  issue  during  the
          twelve-month period ended 30 June 2004 for the purposes of calculating basic loss per share and headline loss per share.

     6. A weighted average of 569,921,365 shares in issue during the twelve-month period ended 30 June 2004 for the purposes of calculating fully diluted loss per share and fully diluted headline loss per share.

     12.2 HARMONY PRO FORMA - ACCEPTANCES REPRESENTING 100% OF THE OFFER SHARES

          --------------------------------------------------------------------------------------------------------
                                                                       PUBLISHED           PRO FORMA     % CHANGE
                                                                      BEFORE THE           AFTER THE
                                                                        PROPOSED            PROPOSED
                                                                      MERGER (1)     MERGER(2)(3)(4)
          --------------------------------------------------------------------------------------------------------

          Basic loss per share (cents) (5)                                 (206)               (189)           8%

          Basic headline loss per share (cents) (5)                        (308)               (171)          45%

          Fully diluted loss per share (cents) (6)                         (205)               (188)           8%

          Fully diluted headline loss per share (cents) (6)                (306)               (170)          45%

          Net asset value per share (cents) (3)                            6,479               7,777          20%

          Net tangible asset value per share (cents) (3)                   5,772               6,637          15%

          Number of shares in issue                                  320,741,577         947,394,540         195%
          --------------------------------------------------------------------------------------------------------

          Notes:

          1. The figures in the "Published before the proposed merger" column have been extracted from Harmony's audited annual financial statements for the financial year ended 30 June 2004.

          2.   The figures in relation to Gold Fields have been  extracted  from
               Gold  Fields'  audited  annual   financial   statements  for  the
               financial year ended 30 June 2004.

          3. The following assumptions were taken into account in arriving at net asset value and net tangible asset value:

               (i) the "pro forma after the proposed merger" assumes that the proposed merger was implemented on 30 June 2004;

                                                                 SA ANNOUNCEMENT


               (ii) the adjustment to share capital for the issue of 626,652,963 (representing the Gold Fields shares in issue at 30 June 2004 multiplied by 1.275 being the ratio of Harmony shares to be issued for each Gold Field share) Harmony consideration shares at the nominal value of 50 cents per share as settlement for the proposed merger consideration;

               (iii) the adjustment to share premium representing the excess of the closing market price of Harmony shares on the JSE of 8441 cents as at the last practicable date above the nominal value of 50 cents per share;

               (iv) the calculation of the pro forma net asset value per share and net tangible asset value per share assumes that the Harmony consideration shares were issued on 30 June 2004;

               (v) the adjustment to property, plant and equipment represents the net book value of Gold Fields' property, plant and equipment as at 30 June 2004 of R15,829 million and an adjustment of R55,042 million which is based on the difference between the market capitalisation of the Gold Fields group (Gold Fields shares in issue at 30 June 2004 multiplied by the Gold Fields share price of 9089 cents as at the last practicable date) less the net asset value of the Gold Fields group at 30 June 2004 as per the audited annual financial statements, increased by the related deferred tax liability using the mining statutory tax rate of 46%;

               (vi) the adjustment to intangible assets represents the goodwill arising from the implementation of the proposed merger, calculated as the consideration paid (Harmony shares issued as consideration multiplied by the Harmony share price on the last practicable date) less the market capitalisation of the Gold Fields group (Gold Fields shares in issue at 30 June 2004 multiplied by the Gold
                       Fields share price on the last practicable date) and estimated transaction costs of R308 million;

               (vii) the adjustment to deferred tax liabilities includes an amount of R25,319 million arising on the adjustment of R55,042 million to the carrying value of the Gold Fields' property, plant and equipment as per note (v) above;

               (viii) all other adjustments represent the carrying value of Gold Fields' assets and liabilities as at 30 June 2004 as extracted from its audited annual financial statements; and

               (ix) IFRS 3 has not been taken into account in preparing the pro forma balance sheet, as this was not the accounting policy of Harmony for the year ended 30 June 2004.

          4. The following assumptions were taken into account in determining basic loss per share, headline loss per share, fully diluted loss per share and fully diluted headline loss per share:

               (i) the "pro forma after the proposed merger" assumes that the proposed merger was implemented with effect from 1 July 2003;

               (ii) except for the adjustments to amortisation and depreciation of goodwill, property, plant and equipment and taxation, all adjustments represent the income statement of Gold Fields for the financial year ended 30 June 2004 as extracted from the audited annual financial statements;

               (iii) included in the adjustment to amortisation and depreciation is an additional charge amounting to R3,179 million as a result of the amortisation of the increase in fair value of property, plant and equipment and goodwill which is amortised over a period of twenty years;

               (iv) included in the adjustment to taxation is a reversal of R1,266 million of the deferred tax liability arising from the adjustment to property, plant and equipment; and

               (v) included in the adjustment to headline earnings is the amortisation of the goodwill arising from the transaction amounting to R427 million.

          5. A weighted average of 880,210,963 shares in issue during the twelve-month period ended 30 June 2004 for the purposes of calculating basic loss per share and headline loss per share.

          6. A weighted average of 884,954,731 shares in issue during the twelve-month period ended 30 June 2004 for the purposes of calculating fully diluted loss per share and fully diluted headline loss per share.

                                                                 SA ANNOUNCEMENT


13.  CONDITIONS PRECEDENT

     The proposed merger will be subject, inter alia, to the fulfilment or waiver, in whole or in part, of all or any, of the following conditions precedent:

     13.1 WITH REGARD TO THE EARLY SETTLEMENT OFFER:

          13.1.1 the passing and, where applicable, registration of the Harmony resolutions; and

          13.1.2 the registration statement with respect to the Harmony consideration shares in the US offering having been declared effective by the US Securities and Exchange Commission ("SEC")

     13.2 WITH REGARD TO THE SUBSEQUENT OFFER:

          13.2.1 the passing and, where applicable, registration of the Harmony resolutions;

          13.2.2 Harmony receiving acceptances of the subsequent offer from Gold Fields shareholders holding in excess of 50% of the entire issued share capital of Gold Fields (including those Gold Fields shares settled by Harmony under the early settlement offer and those Gold Fields shares in respect of which Norilsk has irrevocably undertaken to accept the subsequent offer);

          13.2.3 the proposed IAMGOLD transaction not being implemented for whatever reason including, inter alia, Gold Fields shareholders failing to approve the proposed IAMGOLD transaction at the Gold Fields general meeting;

          13.2.4 the proposed merger being approved by the South African Competition Authorities under the Competition Act, 1998 (Act 89 of 1998), as amended;

          13.2.5 the registration statement with respect to the Harmony consideration shares in the US offering having been declared effective by the SEC; and

          13.2.6 the approval of all regulatory authorities whose approval is required for the implementation of the proposed merger.

14.  FURTHER TERMS OF THE PROPOSED MERGER

     14.1 MECHANICS

          Harmony is extending the early settlement offer and the subsequent offer (the "offers") to Gold Fields shareholders to acquire all of their Gold Fields shares in terms of Section 440 of the Companies Act, 1973 (Act 61 of 1973), as amended (the "Companies Act"). Should the board of Gold Fields recommend the proposed merger, Harmony may wish to implement the proposed merger by way of a scheme of arrangement between Gold Fields and Gold Fields shareholders under Section 311 of the Companies Act.

     14.2 HARMONY CONSIDERATION SHARES

          All Harmony consideration shares to be issued to Gold Fields shareholders will rank pari passu in all respects with the Harmony shares currently in issue, including the right to all future dividends. Harmony will apply to the JSE for the listing of the Harmony shares to be issued under the offers. The Harmony shares to be issued in the US will be subject to a listing application at the New York Stock Exchange, Inc. ("NYSE"), in the form of ADSs. Any Harmony consideration shares to be issued on the London Stock Exchange, Euronext Paris and Euronext Brussels will be subject to listing applications in those markets as necessary.

                                                                 SA ANNOUNCEMENT


     14.3 EARLY SETTLEMENT OFFER

          Subject to the  conditions  precedent set out in paragraph 13.1 above,
          Harmony  will  make  the  early   settlement   offer  to  Gold  Fields
          shareholders on the following basis:

          - Harmony will settle unconditionally valid acceptances received in respect of up to a maximum of 34.9% of the entire issued share capital of Gold Fields;
          - to qualify for settlement under the early settlement offer, Harmony must receive valid acceptances, complete in all respects, by no later than 12h00 (South African time) on the early settlement closing date;
          - Gold Fields shareholders will be entitled to tender for acceptance up to their entire shareholdings of Gold Fields shares; and
          - in the event that valid acceptances in excess of 34.9% of Gold Fields' entire issued share capital are received by 12h00 (South African time) on the early settlement closing date, Harmony will only settle that number of Gold Fields shares which equates to 34.9% of the entire issued share capital of Gold Fields, on a pro rata basis, with the shares tendered by accepting Gold Fields shareholders scaled back accordingly.

          To the extent that shares tendered by Gold Fields shareholders for valid acceptance under the early settlement offer are not settled as a result of Harmony having received valid acceptances in excess of 34.9% of Gold Fields' entire issued share capital, such Gold Fields shareholders can elect to either:

          - have those Gold Fields shares which have not been settled under the early settlement offer returned to them; or
          - tender those Gold Fields shares which have not been settled under the early settlement offer for acceptance under the subsequent offer.

          If Gold Fields shareholders make no such election, certificated shareholders will be deemed to have elected to tender those Gold Fields shares which have not been settled under the early settlement offer for final settlement under the subsequent offer.

          The last day to trade in order to participate in the early settlement offer will be Friday, 19 November 2004.

          To the extent that Harmony increases its offer after the early settlement closing date, those Gold Fields shareholders who have already accepted the early settlement offer and received the offer consideration will remain entitled to receive the full benefit of any increased consideration due under any increased offer by Harmony, regardless of whether they had subsequently disposed of their new Harmony shares.

          Due to the difficulty in determining the precise number of Gold Fields shares validly received for acceptance under the early settlement offer, Harmony may require some time to determine the final pro rated numbers. Accordingly, Harmony will only settle the offer consideration due under the early settlement offer once the final pro rated numbers have been determined. It is expected that settlement will be despatched to both dematerialised and certificated shareholders as soon as practicable but in any event by no later than 3 December 2004.

     14.4 WITHDRAWAL RIGHTS FOR THE EARLY SETTLEMENT OFFER

          Gold Fields shareholders have the right to withdraw any Gold Fields shares that they tender at any time up to and including the date upon which the early settlement offer becomes unconditional. For a withdrawal to be effective, the transfer secretaries must receive a written notice of withdrawal prior to the date upon which the early settlement offer becomes unconditional.

          Gold Fields shares that have been withdrawn from the early settlement offer may be tendered for acceptance under the subsequent offer.

                                                                 SA ANNOUNCEMENT


     14.5 SUBSEQUENT OFFER

          Harmony irrevocably undertakes, following completion of the early settlement offer, to make an immediate follow-on offer on the same terms as the early settlement offer for the balance of the entire issued share capital of Gold Fields not already acquired by Harmony under the early settlement offer. The subsequent offer will be subject to the conditions precedent set out in paragraph 13.2 above.

     14.6 WITHDRAWAL RIGHTS FOR THE SUBSEQUENT OFFER

          Gold Fields shareholders have the right to withdraw any Gold Fields shares that they tender at any time up to and including the date upon which the subsequent offer becomes unconditional. For a withdrawal to be effective, the transfer secretaries must receive a written notice of withdrawal prior to the date upon which the subsequent offer becomes unconditional. Withdrawal rights will not apply upon the subsequent offer being declared unconditional.

     14.7 FRACTIONS

          To the extent that Gold Fields shareholders become entitled to fractions of shares under the terms of the proposed merger, those fractions will be rounded to the nearest whole number.

     14.8 INTENTION TO INVOKE THE PROVISIONS OF SECTION 440K OF THE ACT

          In the event that acceptances under the offers are received from the holders of not less than nine-tenths of the entire issued share capital of Gold Fields, Harmony intends to invoke the provisions of
          Section 440K of the Companies Act in order to compulsorily acquire those Gold Fields shares in respect of which acceptances have not been received. In those circumstances, it is the intention of Harmony to effect the delisting of Gold Fields shares from the JSE, NYSE and any other relevant jurisdiction as soon as reasonably practicable after the implementation of the proposed merger.

15.  OPINIONS AND RECOMMENDATIONS

     The directors of Harmony have considered the terms and conditions of the proposed merger and are of the opinion that the proposed merger is in the best interests of Harmony and its shareholders. Accordingly, the board of Harmony supports the proposed merger and recommends that Harmony shareholders vote in favour of the Harmony resolutions to be proposed at the Harmony general meeting. Those directors of Harmony who hold Harmony shares intend to vote in favour of the Harmony resolutions in respect of their own Harmony shares.

16.  NOTICE OF GENERAL MEETING

     A general meeting of Harmony shareholders will be held at Harmony's corporate office, Randfontein Office Park, Corner Main Reef Road and Ward Avenue, Randfontein, on or about 12 November 2004 at 11h00 (South African time) for the purpose of considering and, if deemed fit, passing, with or without modification, the Harmony resolutions.

17.  DOCUMENTATION

     An offer document to Gold Fields shareholders (the "offer document") setting out the detailed information in relation to the proposed merger and the manner in which it will be implemented will be posted to Gold Fields shareholders shortly.

     A circular to Harmony shareholders (the "circular") setting out the detailed information in relation to the proposed merger and a notice of general meeting, including the resolutions to be proposed at the Harmony general meeting will be posted to Harmony shareholders shortly.

                                                                 SA ANNOUNCEMENT


18.  THE PROPOSED MERGER IN OTHER JURISDICTIONS

     As part of the proposed merger, in order to comply with the regulations in other jurisdictions in which Gold Fields shares trade, Harmony will, on substantially similar terms to those described herein, make the offers in such other jurisdictions as may be required. A registration statement containing the prospectus used in connection with the proposed merger in the US will be filed with the SEC.

Should any Harmony or Gold Fields shareholder have any questions regarding the proposed merger, the Harmony general meeting or require assistance in completing either the form of acceptance accompanying the offer document or the form of proxy included in the circular, or have any other questions, US shareholders are encouraged to make use of the toll free Shareholder Information Hotline on 1 800 322 2885 (or +1 212 929 5500 if calling from outside the US); shareholders in South Africa are encouraged to make use of the toll free Shareholder Information Hotline on 09800 3231 3233; and shareholders in the United Kingdom, France and Germany are encouraged to make use of the toll free Shareholder Information Hotline on 00 800 3231 3233 (or +44 20 7814 5018 from outside these countries).

By order of the board

MARIAN VAN DER WALT

Secretary

Virginia
18 October 2004

ENQUIRIES

HARMONY

Ferdi Dippenaar       +27 11 684 0140   Corne Bobbert        +27 11 684 0146
Marketing Director    +27 82 807 3684   Investor Relations   +27 83 380 6614

HSBC                                    INVESTEC

Adrian Coates         +44 20 7991 8888  Dennis Tucker        +27 11 286 7324
Jan Sanders                             George Nakos
Tim Morgan-Wynne                        Andrew Brady
Graham Shuttleworth                     Kevin Kerr

BEACHHEAD                               FINANCIAL DYNAMICS

Jennifer Cohen        +27 11 214 2400   Nic Bennett          +44 20 7831 3113
Patrick Lawlor                          Charles Watenphul



IMPORTANT INFORMATION FOR US SHAREHOLDER
--------------------------------------------------------------------------------

In connection with the proposed merger, Harmony will file with the SEC, a registration statement on Form F-4, which will include a preliminary prospectus and related exchange offer materials, to register the Harmony ordinary shares (including Harmony ordinary shares represented by Harmony ADSs) to be issued in exchange for Gold Fields ordinary shares held by Gold Fields shareholders located in the US and for Gold Fields ADSs held by Gold Fields shareholders wherever located, as well as a Statement on Schedule TO. Investors and holders of Gold Fields securities are strongly advised to read the registration statement and the preliminary prospectus, the related exchange offer materials and the final prospectus (when available), the Statement on Schedule TO and any other relevant documents filed with the SEC, as well as any amendments and supplements to those documents, because they will contain important information. Investors and holders of Gold Fields securities may obtain free copies of the registration statement, the preliminary and final prospectus

                                                                 SA ANNOUNCEMENT


and related exchange offer materials and the Statement on Schedule TO, as well as other relevant documents filed with the SEC, at the SEC's web site at www.sec.gov and will receive information at an appropriate time on how to obtain transaction-related documents for free from Harmony or its duly designated agent.

This communication is for information purposes only. It shall not constitute an offer to purchase or exchange or the solicitation of an offer to sell or exchange any securities of Gold Fields or an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities of Harmony in the US, nor shall there be any sale or exchange of securities in any jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification under the laws of such jurisdiction. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. The solicitation of offers to buy Gold Fields ordinary shares (including Gold Fields ordinary shares represented by Gold Fields ADSs) in the US will only be made pursuant to a prospectus and related offer materials that Harmony expects to send to holders of Gold Fields securities. The Harmony ordinary shares (including Harmony ordinary shares represented by Harmony ADSs) may not be sold, nor may offers to buy be accepted, in the US prior to the time the registration statement becomes effective. No offering of securities shall be made in the US except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended.

DISCLAIMER
--------------------------------------------------------------------------------

Information included in this announcement relating to Gold Fields and its business has been derived solely from publicly available sources.

While Harmony has included information in this announcement regarding Gold Fields that is known to Harmony based on publicly available information, Harmony has not had access to non-public information regarding Gold Fields and could not use such information for the purpose of preparing this announcement. Although Harmony is not aware of anything that would indicate that statements relating to Gold Fields contained in this announcement are inaccurate or incomplete, Harmony is not in a position to verify information concerning Gold Fields. Harmony and its directors and officers are not aware of any errors in such information. Subject to the foregoing and to the maximum extent permitted by law, Harmony and its directors and officers disclaim all liability for information concerning Gold Fields included in this announcement.

The pro forma financial information presented is not necessarily indicative of the operating results or financial condition that would have been achieved had Harmony's offer for Gold Fields been completed during the periods or at the times presented, nor is this information necessarily indicative of future results or conditions of Harmony after it has acquired Gold Fields. The pro forma financial information does not reflect the impact of synergies that Harmony expects to realise or time or the costs associated with the integration of operations necessary to achieve such synergies.

FORWARD-LOOKING STATEMENTS
--------------------------------------------------------------------------------

Statements in this announcement include "forward-looking statements" that express or imply expectations of future events or results. Forward-looking statements are statements that are not historical facts. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipates," "believes," "intends," "estimates" and similar expressions. All forward-looking statements involve a number of risks, uncertainties and other factors, and Harmony cannot give assurances that such statements will prove to be correct. Risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements include, without limitation, the satisfaction of closing conditions, the acceptance or rejection of any agreement by regulators, delays in the regulatory processes, changes in the economic or political situation in South Africa, the European Union, the US and/or any other relevant jurisdiction, changes in the gold industry within any such country or area or worldwide and the performance of (and cost savings realised by) Harmony. Although Harmony's management believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of Gold Fields securities are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Harmony, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or

                                                                 SA ANNOUNCEMENT


identified in the public filings with the SEC made by Harmony and Gold Fields, including those listed under "Cautionary Statement Concerning Forward-Looking
Statements" and "Risk Factors" in the preliminary prospectus included in the registration statement on Form F-4 that Harmony will file with the SEC. Harmony does not undertake any obligation to update any forward-looking information or statements. You may obtain a free copy of the registration statement and preliminary and final prospectus (when available) and other public documents filed with the SEC in the manner described above.

NO PROFIT FORECASTS
--------------------------------------------------------------------------------

Nothing in this announcement should be construed as a profit forecast to be interpreted to mean that the future earnings per share of Harmony or the enlarged Harmony group will necessarily be greater than the historic published earnings per share of Harmony or the enlarged Harmony group.

NO OFFER OF SECURITIES
--------------------------------------------------------------------------------

This announcement does not constitute an offer or an invitation to purchase any securities.

GENERAL
--------------------------------------------------------------------------------

This announcement is published by and is the sole responsibility of Harmony.

HSBC Bank plc ("HSBC") is acting for Harmony and no one else in connection with the proposed merger and will not be responsible to anyone other than Harmony for providing the protections afforded to customers of HSBC, nor for providing advice in relation to the proposed merger.

Investec Bank Limited ("Investec") is acting for Harmony and no one else in connection with the proposed merger and will not be responsible to anyone other than Harmony for providing the protections afforded to customers of Investec, nor for providing advice in relation to the proposed merger.

The information contained in this announcement speaks only as of the date indicated on the cover of this announcement unless the information specifically indicates that another date applies.

Copies of this announcement are not being made, and must not be mailed, forwarded, transmitted or otherwise distributed or sent in or into Australia, Canada, Japan, the Republic of Ireland, the US or any other jurisdiction in which it is illegal to make the offer and persons receiving this announcement (including custodians, nominees and trustees) must not distribute, forward, mail, transmit or send it in or into or from Australia, Canada, Japan, the Republic of Ireland, the US or any such other jurisdiction.